UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
KINDRED BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

KINDRED BIOSCIENCES, INC.
1555 BAYSHORE HIGHWAY, SUITE 200
BURLINGAME, CALIFORNIA 94010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Pacific Daylight Time on Friday, June 22, 2018
The 2018 annual meeting of stockholders (the “Annual Meeting”) of Kindred Biosciences, Inc., a Delaware corporation, will be held on June 22, 2018 at 8:00 a.m. Pacific Daylight Time, at the office of Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 100, Burlingame, California 94010, for the following purposes, as more fully described in the accompanying Proxy Statement:
1.    To elect two Class II directors to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.    To approve the Kindred Biosciences, Inc. 2018 Equity Incentive Plan;
3.    To approve an amendment to the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan to increase the number of shares authorized for issuance by 300,000 shares;
4.    To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and
5.    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on April 24, 2018 as the record date for the Annual Meeting. Only stockholders of record on April 24, 2018 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
This Proxy Statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.
We appreciate your continued support of Kindred Biosciences, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors
/s/ Richard Chin

Richard Chin, M.D.
Chief Executive Officer and Director
Burlingame, California
April 25, 2018

i

KINDRED BIOSCIENCES, INC.
PROXY STATEMENT
FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Pacific Daylight Time on Friday, June 22, 2018
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2018 annual meeting of stockholders of Kindred Biosciences, Inc., a Delaware corporation (the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Friday, June 22, 2018 at 8:00 a.m. Pacific Daylight Time, at the office of Kindred Biosciences, Inc, 1555 Bayshore Highway, Suite 100, Burlingame, California 94010. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report are first being mailed on or about May 1, 2018 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
What matters am I voting on?
You will be voting on:

•	the election of two Class II directors to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;

•	a proposal to approve the Kindred Biosciences, Inc. 2018 Equity Incentive Plan;

•	a proposal to amend the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan to increase the number of shares authorized for issuance by 300,000 shares;

•	a proposal to ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

•	any other business as may properly come before the Annual Meeting.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:

•	“FOR” the election of Raymond Townsend and Ervin Veszprémi as Class II directors;

•	“FOR” the approval of the Kindred Biosciences, Inc. 2018 Equity Incentive Plan;

•	“FOR” the approval of the amendment to the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan to increase the number of shares authorized for issuance by 300,000 shares; and

•	“FOR” the ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.
Who is entitled to vote?

Holders of our common stock as of the close of business on April 24, 2018, the record date, may vote at the Annual Meeting. As of the record date, there were 28,203,060 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?

•
Proposal No. 1: The election of each Class II director requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominee who receives the largest number of votes cast “for” is elected as a director. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on the nominees for election as a director.

•
Proposal No. 2: The approval of the Kindred Biosciences, Inc. 2018 Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock that are cast affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 3: The approval of the amendment to the Kindred Biosciences, Inc. Employee Stock Purchase Plan to increase the number of shares authorized for issuance by 300,000 shares requires the affirmative vote of a majority of the shares of our common stock that are cast affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 4: The ratification of the appointment of KMJ Corbin & Company LLP requires the affirmative vote of a majority of the shares of our common stock that are cast affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?
If you are a stockholder of record, there are four ways to vote:

•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. on June 21, 2018 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Secretary of Kindred Biosciences, Inc., in writing, at Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, California 94010; or

•	completing a written ballot at the Annual Meeting.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the Annual Meeting in person?
If you plan to attend the meeting, you must be a record or street name holder of Company shares as of the record date of April 24, 2018.
On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport and you may be denied admission if you do not. Seating will begin at 7:30 a.m., and the meeting will begin at 8:00 a.m. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Richard Chin and Denise Bevers have been designated as proxies by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 1, 2018 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of KMJ Corbin & Company LLP. Your broker will not have discretion to vote on the election of directors, the Kindred Biosciences, Inc. 2018 Equity Incentive Plan or the amendment to the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan, each of which is a “non-routine” matter absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Kindred Biosciences, Inc.
Attention: Investor Relations
1555 Bayshore Highway, Suite 200
Burlingame, California 94010
Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2019 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 2, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Kindred Biosciences, Inc.
Attention: Corporate Secretary
1555 Bayshore Highway, Suite 200
Burlingame, California 94010

Stockholders intending to present a proposal at the 2019 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our amended and restated bylaws. Our amended and restated bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2019 Annual Meeting of Stockholders no earlier than the close of business on February 22, 2019 and no later than the close of business on March 24, 2019. The notice must contain the information required by the amended and restated bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2019 Annual Meeting of Stockholders is more than 30 days before, or 60 days after, June 22, 2019, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2019 Annual Meeting and not later than the close of business on the 90th day prior to the 2019 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in their discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
Nomination of Director Candidates
You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available on our website at http://www.kindredbio.com/#!investors/c1cx1/. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three staggered classes of directors, with each class having a three-year term. Vacancies on the Board of Directors and newly created directorships may be filled only by the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and has duly qualified, or until such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.
Our Board of Directors is currently composed of six members. There are two nominees for Class II directors who, if elected, will each serve until the 2021 Annual Meeting of Stockholders and until their respective successor is elected and duly qualified, or until his or her death, resignation or removal. Each nominee is currently a director whose term of office expires in 2018 and is being nominated for re-election. A director is elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Raymond Townsend, Pharm D. and Ervin Veszprémi as nominees for election as Class II directors at the Annual Meeting. If elected, Dr. Townsend and Mr. Veszprémi will each serve as a Class II director until the 2021 annual meeting of stockholders and until their respective successor is duly elected and qualified. Dr. Townsend and Mr. Veszprémi are currently directors of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Dr. Townsend and Mr. Veszprémi. We expect that Dr. Townsend and Mr. Veszprémi will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of a director requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes and abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The following table sets forth the names, ages as of April 20, 2018, and certain other information for our directors with terms expiring at the Annual Meeting (who are nominees for election as directors at the Annual Meeting) and for each of the other current members of our Board of Directors:

Directors	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Herbert Montgomery(1)(2)(3)	I	75	Director	2016	2020	-
Ernest Mario, Ph.D	I	79	Director	2018	2020	-
Raymond Townsend, Pharm.D(1)(2)(3)	II	73	Director	2013	2018	2021
Ervin Veszprémi(1)(2)(3)	II	59	Director	2013	2018	2021
Richard Chin, M.D.	III	51	President, Chief Executive Officer and Director	2012	2019	-
Joseph S. McCracken, D.V.M.	III	64	Director	2018	2019	-

(1)	Member of our Audit Committee

(2)	Member of our Compensation Committee

(3)	Member of our Nominating and Corporate Governance Committee

Nominees for Directors
Raymond Townsend, Pharm.D., was appointed to our Board of Directors on November 11, 2013. From 2001 until his retirement in 2017, Dr. Townsend served as the President of Wasatch Health Outcomes, Inc., his personal consulting firm engaged in providing support for pharmaceutical product development, pricing and commercialization. From 1978 to 1988, Dr. Townsend was employed in various positions at the Upjohn Company, where he pioneered the first modern pharmacoeconomic research department within the pharmaceutical industry. Between 1988 and 1997, he served in various positions at Glaxo (now GlaxoSmithKline), culminating in the positions of Worldwide Director and Vice President, Outcomes, Epidemiology and Policy Research. Between 1998 and 2001, he was co-founder and Chief Executive Officer of Strategic Outcomes Services, Inc. From 2004 to 2009, he was Senior Vice President, Pharmacoeconomic & Epidemiology Outcomes Research, at Elan Pharmaceuticals, Inc. Dr. Townsend earned a B.A. in Economics at California State University and his Doctor of Pharmacy degree from the University of California, San Francisco. Dr. Townsend is well qualified to serve as a director because of his extensive experience in senior management roles in the pharmaceutical industry.
Ervin Veszprémi has been a member of our Board of Directors since February 15, 2013. He was the Chief Executive Officer of Invent Farma, a vertically integrated generics company, from January 2015 until October 2016. Previously he served as CEO of Medichem, a pharmaceutical manufacturer, between 2003 and 2014, and has nearly 30 years of experience in the pharmaceutical industry, including 15 years in the animal health sector. Mr. Veszprémi served as the Vice President and Global Head of Marketing for Novartis Animal Health, one of the largest veterinary companies in the world, from 1998 to 2002. Mr. Veszprémi holds a physiology degree from the University of British Columbia and has studied management at Harvard Business School and Stanford University. Because of his extensive experience in the veterinary pharmaceutical industry, his extensive experience in commercialization, and his knowledge of the European market, Mr. Veszprémi is well qualified to serve on our Board of Directors.
Continuing Directors
Ernest Mario, Ph.D., was appointed to our Board of Directors effective April 2, 2018 and previously served as a member of the Board from February 15, 2013 until May 23, 2016. Dr. Mario served as Deputy Chairman of Glaxo Holdings plc from 1992 to 1993 and as Chief Executive Officer from 1989 to 1993. From 1993 until 2001, he was Chairman and Chief Executive Officer of ALZA Corporation, a drug delivery technology company acquired by Johnson & Johnson in 2001. From 2003 until 2007, Dr. Mario served as Chairman and Chief Executive Officer of Reliant Pharmaceuticals, which was acquired by GlaxoSmithKline. He currently is Chairman of Soleno Therapeutics Inc., a public pharmaceutical company developing novel therapeutic products to treat migraine and allergic rhinitis. He is also a Venture Partner with Pappas Ventures and serves on a number of corporate boards, including the following public companies: Soleno Therapeutics Inc., Celgene Corporation, Chimerix Inc., Eyenovia Inc. and Tonix Pharmaceuticals Holding Corporation. Dr. Mario earned a B.S. in pharmacy at Rutgers University and his M.S. and Ph.D. in physical sciences at the University of Rhode Island. He holds honorary doctorates from the University of Rhode Island and Rutgers University. In 2007 he was awarded the Remington Medal by the American Pharmacists’ Association, pharmacy’s highest honor. Because of his extensive experience in the pharmaceutical industry and his extensive experience serving on public company boards of directors, Dr. Mario is well qualified to serve on our board.
Dr. Joseph S. McCracken, D.V.M., was appointed to our Board of Directors effective April 20, 2018. Dr. McCracken currently advises biopharmaceutical companies on the design and implementation of corporate strategy and business development initiatives. Dr. McCracken also serves on the boards of biopharmaceutical companies, including as a Director of Alkahest, Inc., Savara Pharmaceuticals and Regimmune Inc., and he previously served as a Director of NexVet. From July 2011 to September 2013, Dr. McCracken was Vice President and Global Head of Business Development & Licensing for Roche Pharma, a research-focused healthcare company, where he was responsible for Roche Pharma’s global in-licensing and out-licensing activities. From October 2009 until July 2011 he was General Manager, Roche Pharma Japan & Asia Regional Head, Roche Partnering. Prior to joining Roche Pharma, Dr. McCracken held the position of Vice President, Business Development at Genentech for more than 10 years, and previously held similar positions at Aventis Pharma and Rhone-Poulenc Rorer. Dr. McCracken holds a Bachelor of Science in Microbiology, a Master of Science in Pharmacology and a Doctorate of Veterinary Medicine from The Ohio State University. We believe Dr. McCracken’s extensive experience in the biotechnology and pharmaceutical industries qualifies him to serve on the board of directors.
Herbert D. Montgomery was appointed to our Board of Directors effective April 15, 2016. Mr. Montgomery has worked as a consultant providing senior management and financial consulting services since January 2009. From January 2001 until December 2008, Mr. Montgomery was Vice Chairman and Chief Executive Officer of Lightpost Holdings, LLC. From November 1999 to May 2001, Mr. Montgomery was Executive Vice President, Chief Financial Officer and Treasurer of Standard Media International. From January 1998 to November 1999, Mr. Montgomery was the Senior Vice President, Chief Financial Officer and Treasurer of Cotelligent, Inc. From June 1994 to January 1998, Mr. Montgomery was Senior Vice President, Chief Financial Officer and Treasurer of Guy F. Atkinson. Mr. Montgomery has taken three companies public and has served as financial advisor of technology, product and services companies over the last 30 years. Mr. Montgomery holds a Master of Science degree in Management and a Bachelor of Science degree in Finance from California State University, Northridge. Mr. Montgomery was the Chairman of The Institute for OneWorld Health from 2000 - 2010. Because of his extensive experience in senior management roles, including in the pharmaceutical industry, to his financial expertise, Mr. Montgomery is well qualified to serve on our Board.
Richard Chin, M.D., is one of our co-founders and has served as our President and Chief Executive Officer since October 2012. From October 2008 until December 2011, he was Chief Executive Officer of OneWorld Health, a Bill and Melinda Gates Foundation-funded nonprofit organization engaged in developing drugs for neglected diseases. From July 2006 until October 2008, Dr. Chin was President and Chief Executive Officer of Oxigene, a biotechnology company. From June 2004 to July 2006, he served at Elan Pharmaceuticals, initially as Senior Vice President of Medical Affairs, and then as Senior Vice President of Global Development. From March 1999 to June 2004, Dr. Chin served in various roles at Genentech, Inc., now a Division of Roche Group, culminating in his last position as the Head of Clinical Research for Biotherapeutics Unit, overseeing clinical development of all Genentech products except for oncology products. Dr. Chin currently serves as an adjunct professor at the University of California at San Francisco. Dr. Chin received his M.D. from Harvard University and also holds a law degree from Oxford University, where he studied as a Rhodes Scholar. Through his experience and knowledge of our operations, and his experience in drug development, and his experience serving on public company boards of directors, Dr. Chin is well-suited to serve as a member of our Board of Directors.
Director Independence

Our Board of Directors currently consists of six members. Dr. Chin is not considered an independent director, because he serves as our President and Chief Executive Officer. Our Board of Directors has determined that each of our other directors is an independent director in accordance with the listing requirements of The NASDAQ Stock Market. Pursuant to NASDAQ rules, our Board must consist of a majority of independent directors. The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Classified Board of Directors
In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are classified as follows:

•	the Class I directors are Ernest Mario and Herbert Mongomery, and their terms will expire at our 2020 annual meeting of stockholders;

•	the Class II directors are Raymond Townsend and Ervin Veszprémi, with terms expiring at our 2018 annual meeting of stockholders; and

•	the Class III directors are Richard Chin and Joseph McCracken, and their terms will expire at the 2019 annual meeting of stockholders.
Our Board of Directors has not appointed a Chairman of the Board, and Dr. Chin, our President and Chief Executive Officer, generally chairs meetings of our Board. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.
Leadership Structure of the Board
Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. Our amended and restated bylaws and corporate governance guidelines provide our Board of Directors with flexibility in its discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer, if we elect to appoint a Chairman of the Board. Currently we do not have a Chairman of the Board or a lead director. Our Board believes that oversight of our company is the responsibility of our Board as a whole, and that this responsibility can be properly discharged without a Chairman or lead director.
Board Meetings and Committees
During our fiscal year ended December 31, 2017, the Board of Directors held six meetings (including regularly scheduled and special meetings), and each director attended 100% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he served during the periods that he served.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Each of our directors attended our 2017 Annual Meeting of Stockholders, either in person or by means of teleconference.

Our Board has established three standing committees-audit, compensation, and nominating and corporate governance-each of which operates under a written charter that has been approved by our Board. Each committee charter has been posted on the Corporate Governance section of our website at www.kindredbio.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Proxy Statement.
Audit Committee
The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee report required by SEC rules.
The members of our Audit Committee are Mr. Montgomery, Dr. Townsend and Mr. Veszprémi, and Mr. Montgomery serves as the chairperson of the committee. Our Board of Directors has determined that each of Mr. Montgomery, Dr. Townsend and Mr. Veszprémi is an independent director under NASDAQ rules and under SEC Rule 10A-3. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Mr. Montgomery is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations. The Audit Committee met four times during 2017.
Compensation Committee
The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining our CEO’s compensation;

•	reviewing and approving, or making recommendations to our Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” when it is required by SEC rules to be included in our Proxy Statements; and

•	preparing the annual Compensation Committee report when it is required by SEC rules to be included in our Proxy Statements.
The members of our Compensation Committee are Mr. Montgomery, Dr. Townsend and Mr. Veszprémi, and Dr. Townsend serves as the chairperson of the committee. Our Board has determined that each of Mr. Montgomery, Dr. Townsend and Mr. Veszprémi is independent under the applicable NASDAQ rules and regulations, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee met one time during 2017.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our Board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of the board.
The members of our Nominating and Corporate Governance Committee are Mr. Montgomery, Dr. Townsend and Mr. Veszprémi, and Mr. Veszprémi serves as the chairperson of the committee. Our Board has determined that each of Mr. Montgomery, Dr. Townsend and Mr. Veszprémi is independent under the applicable NASDAQ rules and regulations. The Nominating and Corporate Governance Committee met one time during 2017.
Compensation Committee Interlocks and Insider Participation
None of our executive officers served as a director or a member of a Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the year ended December 31, 2017.
Code of Ethics and Business Conduct
We have adopted a written code of ethics and business conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. Our code of ethics and business conduct is available under the Corporate Governance section of our website at www.kindredbio.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of The NASDAQ Stock Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Proxy Statement.
Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board of Directors and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our Board of Directors does not maintain a specific policy with respect to Board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual board of directors and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders so long as such recommending stockholder was a stockholder of record both at the time of giving notice and at the time of the annual meeting, and such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact the Secretary in writing. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Any nomination should be sent in writing to our Secretary at Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, California 94010. To be timely for our 2018 annual meeting of stockholders, our Secretary must receive the nomination by the date specified in the “Stockholder Proposals” section above.
Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our Secretary at Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, California 94010. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our Secretary in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to Richard Chin.

Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through standing committees of the Board of Directors that will address risks inherent in their respective areas of oversight. In particular, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking by our management.
Director Compensation
Our director compensation program is intended to enable us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Directors who are also employees of our company do not receive compensation for their service on our Board of Directors.
Non-employee directors do not receive cash for their services. Non-employee directors receive a retainer paid in stock options for service on the Board of Directors or for service on each committee of which the director is a member. The chairman of each committee receives a higher retainer for such service. The stock options vest quarterly over a period of one year measured from the date of grant. All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. The stock options awarded in 2017 to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member were as follows:

Name	Member Annual Grant	Chairman Annual Grant
Board of Directors	37,500
Audit Committee	3,100	3,100
Compensation Committee	3,100	3,100
Nominating and Corporate Governance Committee	3,100	3,100

In January 2017, we granted to each of Mr. Veszprémi, Mr. Montgomery and Dr. Townsend a stock option to purchase 49,900 shares of our common stock at an exercise price of $6.40 per share.
The following table sets forth information regarding the compensation of our non-employee directors earned during 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Herbert Montgomery	—	—	$190,621	$190,621
Raymond Townsend, Pharm.D.	—	—	$190,621	$190,621
Ervin Veszprémi	—	—	$190,621	$190,621

(1)
Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. For additional information on the valuation assumptions, refer to the “Stock-based Compensation” and “Valuation Assumptions” under the “Notes to the Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2017 by each non-employee director who was serving as of December 31, 2017:

Name	Options Outstanding at Fiscal Year End	Unvested Restricted Shares Outstanding at Fiscal Year End
Herbert Montgomery	80,750	—
Raymond Townsend, Pharm.D.	191,900	—
Ervin Veszprémi	233,400	—

EXECUTIVE OFFICERS
Executive Officers
The following table sets forth the name, age and position of each of our executive officers as of April 20, 2018:

Name	Age	Position
Richard Chin, M.D.	51	President, Chief Executive Officer and Director
Denise M. Bevers	50	Chief Operating Officer and Secretary
Wendy Wee	65	Chief Financial Officer
Hangjun Zhan, Ph.D.	58	Chief Scientific Officer
Richard Chin, M.D., is one of our co-founders and has served as our President and Chief Executive Officer since October 2012. Additional information regarding Dr. Chin is set forth above under “Board of Directors and Corporate Governance.”
Denise M. Bevers is one of our co-founders and has served as our Chief Operating Officer since October 2012. On November 11, 2013, she was appointed as our Secretary. Ms. Bevers co-founded and served as the President and Chief Executive Officer of SD Scientific, Inc., a privately held, full-service medical affairs and communications company, from August 2005 to June 2013. She has over 20 years of human pharmaceutical and research experience and is an expert in clinical operations, medical affairs, and scientific communications. Ms. Bevers has managed dozens of human drug development programs from Phase I through Phase IV at pharmaceutical companies Elan Pharmaceuticals and Skyepharma, and at Quintiles, a contract research organization. She began her clinical research career in 1989 as the Division Lead of the Urology Department at Scripps Clinic and Research Foundation, a non-profit medical research foundation, where she was integral in implementing the policies and procedures for the organization’s clinical research programs. Ms. Bevers earned an M.B.A. from Keller Graduate School of Management and a B.S. in Ecology, Behavior, and Evolution from the University of California San Diego, Revelle College.
Wendy Wee has served as our Chief Financial Officer since July 27, 2017. Ms. Wee initially worked with the Company as a consultant beginning in October, 2014 and as our Vice President of Finance since December 30, 2014 until accepting her role as as Chief Financial Officer. From 2002 until August 2014, Ms. Wee served in various positions at Telik, Inc., a biotechnology company focused on oncology, including as Vice President of Finance, Principal Financial and Accounting Officer, and Controller. Prior to her time at Telik, Inc., Ms. Wee was the Senior Director of Finance and Controller at Connetics, Inc., a biotechnology company focused on dermatological diseases. Previous to that, she held various management positions at Silicon Graphics, Inc., MIPS Computer Systems and Unisys Corporation.

Hangjun Zhan, Ph.D., has served as our Chief Scientific Officer since January 16, 2018. Dr. Zhan has over 20 years of experience in the biotechnology sector and is a world renowned expert in protein design, expression, production, biochemistry, and biophysics. He holds a B.Sc. degree from Zhejiang University, M.S. and Ph.D. degrees from the University of Washington, and completed a post-doctoral fellowship at Harvard Medical School. Dr. Zhan is also the lead author of many peer-reviewed publications and book chapters. Previously, Dr. Zhan held positions at several biotechnology companies including Exelixis, Celera Genomics (Axys), Arris, and Aragen, where he led teams that successfully developed multiple products.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee and is involved in the determination of compensation for the respective executive officers that report to him. Our Chief Executive Officer does not determine his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer as well as each individual compensation component.
Fiscal 2017 Summary Compensation Table
The following table sets forth the compensation for services paid in all capacities for the fiscal years ended December 31, 2017, 2016 and 2015 to Richard Chin, M.D., our President and Chief Executive Officer, and our two other most highly compensated executive officers.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Richard Chin, M.D.	2017	$450,000	$315,662	$714,122	$640,000	$—	$2,119,784
President and Chief Executive Officer	2016	$400,000	$219,000	$485,551	$—	$—	$1,104,551
	2015	$400,000	$100,000	$1,021,265	$—	$—	$1,521,265
Denise M. Bevers	2017	$370,000	$222,000	$408,121	$640,000	$—	$1,640,121
Chief Operating Officer	2016	$325,000	$162,500	$222,217		$—	$709,717
	2015	$325,000	$97,500	$325,759		$—	$748,259
Wendy Wee (4)	2017	$297,754	$134,100	$534,647	$160,000	$—	$1,126,501
Chief Financial Officer

(1)	Cash bonuses were awarded for services performed in the year noted and paid in the subsequent year.

(2)
Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. For assumptions used in determining grant date fair market value, refer to Note 9 of Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December, 31, 2017, as filed with the SEC on March 1, 2018. The amounts reported for these options may not represent the actual economic values that our named executive officers will realize from these options as the actual value realized will depend on our performance, stock price and their continued employment.

(3)	Does not include perquisites and other personal benefits, unless the aggregate amount of such perquisites and other personal benefits exceeded $10,000.

(4)	Ms. Wee did not serve as an executive officer in 2015 or 2016.

Executive Officer Employment Agreements

Richard Chin, M.D.

In October 2012, we entered into a written employment agreement with Dr. Chin pursuant to which he serves as our President and Chief Executive Officer for an unspecified term. Under the terms of Dr. Chin’s employment agreement, if his employment is terminated by us without “cause,” or as a result of Dr. Chin’s death or disability, or he resigns for “good reason,” or his employment is terminated within the twelve month period following a “change in control” then, subject to his execution of a general release of claims, Dr. Chin will be entitled to receive 24 months of his annual base salary payable within seven days of termination, reimbursement for up to 18 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting of all of his outstanding stock options and any other equity awards.

"Cause" for purposes of Dr. Chin's employment agreement means Dr. Chin has: (i) been grossly negligent in the performance of his duties; (ii) been convicted of or pleaded guilty or nolo contendre to a felony; (iii) committed a criminal act relating to Dr. Chin’s employment or the company involving, in the good faith judgment of our Board of Directors, fraud or theft, but excluding any conviction which results solely from Dr. Chin’s title or position with our company and is not based on his personal conduct; (iv) committed a breach of any material provision of his employment agreement or of any nondisclosure or non-competition agreement which remains uncured or 60 days following receipt of notice; or (v) intentionally breached a material provision of any code of conduct or ethics policy in effect at our company.

"Good reason" for purposes of Dr. Chin's employment agreement means Dr. Chin has suffered: (i) a material reduction in title, status or responsibilities; or (ii) a material reduction in total compensation.

"Change of control" for purposes of Dr. Chin's employment agreement means: (i) a merger or consolidation of capital stock that results in a change in ownership of more than 50% of the combined voting power of our or our successor's then-outstanding capital stock; or (ii) our stockholders approve an agreement for the sale or disposition of all or substantially all of our assets.

Denise M. Bevers

In July 2013, we entered into a written employment agreement with Ms. Bevers pursuant to which she serves as our Chief Operating Officer for an unspecified term. Under the terms of Ms. Bevers’ employment agreement, if her employment is terminated by us without “cause,” or she resigns for “good reason,” then, subject to her execution of a general release of claims, Ms. Bevers will be entitled to receive eighteen months of her annual base salary payable within seven days of termination and reimbursement for up to eighteen months of insurance premiums for continuation coverage under our group health plans. In addition, if we terminate her employment within the twelve-month period following a “change in control,” any unvested options or restricted stock shall vest and be immediately exercisable by her, and Ms. Bevers will be entitled to receive the compensation in the proceeding sentence.

"Cause" for purposes of Ms. Bevers' employment agreement means Ms. Bevers has: (i) been grossly negligent in the performance of her duties; (ii) been convicted of or pleaded guilty or nolo contendre to a felony; (iii) committed a criminal act relating to Ms. Bevers’ employment or the company involving, in the good faith judgment of our Board of Directors, fraud or theft, but excluding any conviction which results solely from Ms. Bevers’ title or position with our company and is not based on her personal conduct; (iv) committed a breach of any material provision of her employment agreement or of any nondisclosure or non-competition agreement which remains uncured or 60 days following receipt of notice; (v) intentionally breached a material provision of any code of conduct or ethics policy in effect at our company; or (vi) failed to perform any of her material obligations under her employment agreement or failed to execute and perform any directions of our Chief Executive Officer.

"Good reason" for the purposes of Ms. Bevers' employment agreement means Ms. Bevers has suffered a material reduction in total compensation.

"Change of control" for purposes of Ms. Bevers' employment agreement means: (i) a merger or consolidation of capital stock that results in a change in ownership of more than 50% of the combined voting power of our or our successor's then-outstanding capital stock; or (ii) our stockholders approve an agreement for the sale or disposition of all or substantially all of our assets.

Wendy Wee
In July 2017, we entered into a written employment agreement with Ms. Wee pursuant to which she serves as our Chief Financial Officer for an unspecified term. Under the terms of Ms. Wee’s employment agreement, if her employment is terminated by us without “cause,” or she resigns for “good reason,” then, subject to her execution of a general release of claims, Ms. Wee will be entitled to receive twelve months of her annual base salary payable within seven days of termination and reimbursement for up to eighteen months of insurance premiums for continuation coverage under our group health plans. In addition, if we terminate her employment within the twelve-month period following a “change in control,” any unvested options or restricted stock shall vest and be immediately exercisable by her, and Ms. Wee will be entitled to receive the compensation in the proceeding sentence.
"Cause" for purposes of Ms. Wee’s employment agreement means Ms. Wee has: (i) been grossly negligent in the performance of her duties; (ii) been convicted of or pleaded guilty or nolo contendre to a felony; (iii) committed a criminal act relating to Ms. Wee’s employment or the company involving, in the good faith judgment of our Board of Directors, fraud or theft, but excluding any conviction which results solely from Ms. Wee’s title or position with our company and is not based on her personal conduct; (iv) committed a breach of any material provision of her employment agreement or of any nondisclosure or non-competition agreement which remains uncured or 60 days following receipt of notice; (v) intentionally breached a material provision of any code of conduct or ethics policy in effect at our company; or (vi) failed to perform any of her material obligations under her employment agreement or failed to execute and perform any directions of our Chief Executive Officer.
"Good reason" for the purposes of Ms. Wee's employment agreement means Ms. Wee has suffered a material reduction in total compensation.
"Change of control" for purposes of Ms. Wee’s employment agreement means: (i) a merger or consolidation of capital stock that results in a change in ownership of more than 50% of the combined voting power of our or our successor's then-outstanding capital stock; or (ii) our stockholders approve an agreement for the sale or disposition of all or substantially all of our assets.
Hangjun Zhan
Dr. Zhan became our Chief Scientific Officer in January, 2018. We previously entered into an offer letter with Dr. Zhan in January 2014, as amended in June 2017, pursuant to which he served as our Executive Director and Head of Biologics Research. The offer letter has no specified term. However, under the terms of Dr. Zhan’s offer letter, in the event we terminate his employment within the twelve-month period following a change in control, Dr. Zhan will be entitled to receive twelve months of his annual base salary and reimbursement for up to eighteen months of insurance premiums for continuation coverage under our group health plans, and any unvested options or restricted stock shall vest and be immediately exercisable by him.

2017 Cash Bonuses
Our named executive officers’ employment agreements establish their target annual cash bonuses, expressed as a percentage of base salary. Cash bonuses are typically prorated to reflect a partial year of service, and our Compensation Committee retains discretion to adjust bonuses for our named executive officers. The following table sets forth the target bonus percentages for our named executive officers:

Name	Target Bonus (Percentage of Base Salary)
Richard Chin, M.D. President and Chief Executive Officer	50%
Denise M. Bevers Chief Operating Officer	40%
Wendy Wee Chief Financial Officer	30%

Corporate objectives for the 2017 cash bonus plan were established in January 2017 by our Board of Directors in consultation with management. The 2017 goals generally relate to progress of the lead product programs, biologics programs and commercial activities. In January 2018, the Compensation Committee approved bonuses for Dr. Chin, Ms. Bevers and Ms. Wee of 150% of their target amounts, respectively, based upon their respective 2017 performance adjusted for the performance of the Company and stock price. The actual award granted to each named executive officer under the 2017 cash bonus plan is set forth in our 2017 Summary Compensation Table above.
The following table sets forth stock options and restricted shares granted to our named executive officers in 2017:

Name	Number of Option Shares	Number of Restricted Shares
Richard Chin, M.D. President and Chief Executive Officer	175,000	100,000
Denise M. Bevers Chief Operating Officer	100,000	100,000
Wendy Wee Chief Financial Officer	125,000	25,000

Outstanding Equity Awards at 2017 Fiscal Year-End
The following table sets forth the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2017.

	OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Richard Chin, M.D.	2/4/13	400,000(1)	—	$0.36	2/4/23	—	—
	2/4/14	335,417(3)	14,583(3)	$16.52	2/4/24	—	—
	2/5/15	140,088(3)	57,683(3)	$6.46	2/5/25	—	—
	1/8/16	94,765(3)	103,006(3)	$3.45	1/8/26	—	—
	1/23/17	—	175,000(3)	$6.40	1/23/27	100,000	$640,000
Denise M. Bevers	2/4/13	28,525(2)	—	$0.32	2/4/23	—	—
	5/9/13	49,613(2)	—	$0.32	5/9/23	—	—
	8/29/13	96,092(1)	—	$1.37	8/29/23	—	—
	8/29/13	20,400(2)	—	$0.90	8/29/23	—	—
	2/3/14	71,875(3)	3,125(3)	$15.41	2/3/24	—	—
	1/26/15	43,043(3)	15,988(3)	$6.96	1/26/25	—	—
	1/8/16	28,286(3)	30,745(3)	$3.45	1/8/26	—	—
	4/5/16	12,500(3)	17,500(3)	$3.60	4/5/26
	1/23/17	—	100,000(3)	$6.40	1/23/27	100,000	$640,000
Wendy Wee	1/26/15	23,698(3)	8,802(3)	$6.96	1/26/25	—	—
	1/27/16	4,792(3)	5,208(3)	$3.25	1/27/26	—	—
	1/23/17	—	75,000(3)	$6.40	1/23/27	25,000	$160,000
	7/28/17	—	50,000(3)	$7.10	7/28/27	—

(1)	The option vests and becomes exercisable as to 25% of the total number of option shares on the first anniversary of the date of employment and in equal monthly installments over the ensuing 36 months.

(2)	Represents options held by SD Scientific, Inc., which is co-owned by Ms. Bevers. See “Related Person Transactions.”

(3)	The option vests and becomes exercisable as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months.

Stock Options
We offer stock options to our employees, including our executive officers, as the long-term incentive component of our compensation program. We generally grant equity awards to new hires upon their commencing employment with us and on an annual basis. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant to employees vest as to 25% of the total number of option shares on the first anniversary of the date of grant and as to the remaining option shares in equal monthly installments over the ensuing 36 months, subject to the employee’s continued employment or service with us on the vesting date.
We sometimes also offer stock options and stock awards to our consultants in lieu of cash. We typically grant equity awards to consultants on a quarterly basis, based on the number of hours they have worked in the prior quarter multiplied by their hourly rate. Our stock options allow consultants to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and are not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant to consultants for prior services rendered vest in full on the grant date.
Stock options and stock awards granted to our executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, please see “Executive Officer Employment Agreements” above.
Retirement Plans
We have established a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax basis through contributions to the plan. Our executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. We may elect to match contributions made by participants in the 401(k) plan up to a specified percentage, and any matching contributions may, or may not be, fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, may enhance our executive compensation package and afford appropriate incentives our employees, including our executive officers, consistent with the interests of our stockholders.
No Tax Gross-Ups
We do not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.
Equity Incentive Plans
2012 Equity Incentive Plan
The Kindred Biosciences, Inc. 2012 Equity Incentive Plan was terminated in May 2016 and replaced by the 2016 Equity Incentive Plan. All awards made under the 2012 Equity Incentive Plan shall remain subject to the terms of that plan.
2016 Equity Incentive Plan
General
The Kindred Biosciences, Inc. 2016 Equity Incentive Plan, which we refer to as the 2016 Plan, provides for awards of incentive stock options, non-statutory stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards. Subject to the provisions of the 2016 Plan relating to adjustments upon changes in our common stock, an aggregate of 3,000,000 shares of common stock have been reserved for issuance under the 2016 Plan, including shares issued to date and shares underlying stock options granted to date.
Purpose
Our Board adopted the 2016 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our company’s interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. Our stockholders approved the 2016 Plan at the annual meeting in May 2016.

Administration
Our Compensation Committee administers the 2016 Plan. Subject to the provisions of the 2016 Plan, the committee has the power in its discretion: (i) To determine from time to time: (a) which of the persons eligible under the 2016 Plan shall be granted Awards; (b) when and how each Award shall be granted; (c) what type or combination of types of Awards shall be granted; (d) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (e) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (f) the Fair Market Value applicable to a Stock Award; (ii) To construe and interpret the 2016 Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration; the Board, in the exercise of this power, may correct any defect, omission or inconsistency in the 2016 Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the 2016 Plan or Award fully effective; (iii) To settle all controversies regarding the 2016 Plan and Awards granted under it; (iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the 2016 Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest; (v) To amend, suspend or terminate the 2016 Plan at any time; provided that amendment, suspension or termination of the 2016 Plan shall not impair rights and obligations under any Award granted while the 2016 Plan is in effect except with the written consent of the affected Participant; (vi) To submit any amendment to the 2016 Plan for stockholder approval, including, but not limited to, amendments to the 2016 Plan intended to satisfy the requirements of (a) Section 422 of the Code regarding “incentive stock options,” or (b) Rule 16b-3 under the Exchange Act; (vii) to approve forms of Award Agreements for use under the 2016 Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the 2016 Plan that are not subject to Board discretion; provided, however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (a) the Company requests the consent of the affected Participant and (b) such Participant consents in writing; notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code; (viii) to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the 2016 Plan or Awards; and (ix) to adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2016 Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.
As permitted by the 2016 Plan and the Delaware General Corporation Law, our Board of Directors has given our Chief Executive Officer the authority to grant options to purchase shares of our common stock to employees and non-executive officers, provided that no more than 250,000 total shares of common stock shall be issuable under options granted by the Chief Executive Officer during the 12-month period ending January 21, 2019 and each option grant must satisfy certain other requirements established by the Board.
Eligibility
Incentive stock options may be granted under the 2016 Plan only to employees of our company and its affiliates. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2016 Plan.
Terms of Options and SARs
The exercise price of incentive stock options may not be less than the fair market value of our common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of our common stock on the date of grant.
Options granted under the 2016 Plan may be exercisable in increments, or “vest,” as determined by our Compensation Committee. The committee has the power to accelerate the time as of which an option may vest or be exercised, with the consent of the optionee. The maximum term of options and SARs under the 2016 Plan is ten years, except that in certain cases the maximum term is five years. Options and SARs awarded under the 2016 Plan generally will terminate 90 days after termination of the participant’s service, subject to certain exceptions.
A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option or SAR. The committee may grant nonstatutory stock options and SARs that are transferable to the extent provided in the applicable written agreement.
Terms of Restricted Stock Awards
Our Compensation Committee may issue shares of restricted stock under the 2016 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.
Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by the committee. In the event a recipient’s employment or service with our company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our company in accordance with such restricted stock agreement.
Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as the committee shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.
Adjustment Provisions
If our common stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then the number and class of shares of stock subject to each option and each SAR outstanding under the 2016 Plan, and the exercise price of each outstanding option and the base value of SAR, will be automatically and proportionately adjusted, except that our company will not be required to issue fractional shares as a result of any such adjustments. Such adjustment in any outstanding option or SAR will be made without change in the total price applicable to the unexercised portion of the option or SAR, but with a corresponding adjustment in the price for each share covered by the unexercised portion of the option or SAR.
Effect of Certain Corporate Events
Except as otherwise provided in the applicable agreement, in the event of (i) a liquidation or dissolution of our company, (ii) a merger or consolidation of our company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary), or (iii) a sale of all or substantially all of the assets of our company in a single transaction or a series of related transactions, all options and SARs will terminate upon consummation of the transaction unless the Compensation Committee determines that they will survive. If the committee determines that outstanding options and SARs will survive, and if our company will not be the surviving entity in the transaction, the committee will provide that the outstanding options and SARs will be assumed or an equivalent option or SAR substituted by an applicable successor entity or any affiliate of the successor entity. If outstanding options and SARs are to terminate upon consummation of the corporate transaction, any options or SARs outstanding immediately prior to the consummation of the corporate transaction will be deemed fully vested and exercisable immediately prior to the consummation of the corporate transaction (provided that the option or SAR has not expired by its terms and that the grantee takes all steps necessary to exercise the option or SAR prior to the corporate transaction as required by the agreement evidencing the option or SAR).
Duration, Amendment and Termination
Our Board may suspend or terminate the 2016 Plan without stockholder approval or ratification, subject to certain restrictions, at any time or from time to time. Unless sooner terminated, the 2016 Plan will terminate ten years from the date of its approval by our stockholders, or on May 23, 2026.

Our Board may also amend the 2016 Plan at any time, and from time to time. However, except as relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes or to the extent such amendment is required by NASDAQ's rules or other applicable laws. Our Board may submit any other amendment to the 2016 Plan for stockholder approval in its discretion.
As of December 31, 2017, we have awarded or granted under the 2016 Plan options to purchase a total of 1,258,425 shares of our common stock and 1,488,450 shares of our common stock remain available for issuance under the 2016 Plan.
2014 Employee Stock Purchase Plan
Additional long-term equity incentives are provided through our 2014 Employee Stock Purchase Plan, or ESPP. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under the ESPP, all of our employees and officers (other than 5% owners of our common stock) are eligible participants. The ESPP permits participants to purchase our common stock through payroll deductions of between 1% and 20% of the participant’s compensation, up to a maximum of 2,000 shares per purchase period. The ESPP contains consecutive offering periods of approximately six (6) months duration. The price of the common stock purchased will be the lower of 85% of the fair market value of the common stock at the beginning of an offering period or at the end of the purchase period.

2018 Base Salaries and Target Bonuses
Our Compensation Committee recently undertook a review of our compensation program for named executive officers. The Compensation Committee developed its determinations in consultation with Dr. Chin and based upon a database of executive salaries of comparable companies provided by Equilar, and upon comparison with a comparable public company, Aratana Therapeutics. The changes included adjustments to our named executive officers’ base salaries as well as grants of equity incentive awards intended to reward performance while promoting the creation of long-term stockholder value.We have historically established base salaries for our named executive officers through negotiations with each named executive officer, generally at the time the named executive officer commenced employment with us, with the intent of providing base salaries at a level sufficient to attract and retain individuals with superior talent. As part of the January 22, 2018 compensation review, our Compensation Committee considered each named executive officer’s individual performance, tenure with the company and level and scope of responsibility and experience, as well as market pay practices. Based on the foregoing considerations, our Compensation Committee approved the following increases to our named executive officers’ base salaries effective as of January 1, 2018:

Name	2018 Base Salary ($)	2018 Target Bonus ($)
Richard Chin, M.D. President and Chief Executive Officer	$520,000	$260,000
Denise M. Bevers Chief Operating Officer	$410,000	$205,000
Wendy Wee Chief Financial Officer	$330,000	$99,000

2018 Equity Incentive Awards
Our Board of Directors and Compensation Committee believe that employees in a position to make a substantial contribution to the long-term success of our company should have a significant and ongoing stake in our success and that the size of such stake should reflect an employee’s ability to influence our long-term performance. Equity incentive awards not only compensate but also motivate and encourage retention of our named executive officers by providing an opportunity to participate in the ownership of the company while promoting long-term value creation for our stockholders by aligning the interests of named executive officers with the interests of our stockholders. As a result of the January 22, 2018 compensation review, our Compensation Committee approved grants of the following equity incentive awards to our named executive officers, Dr. Chin, Ms. Bevers and Ms. Wee:

Name	Number of Option Shares	Number of Restricted Stock Units
Richard Chin, M.D. President and Chief Executive Officer	175,000	150,000
Denise M. Bevers Chief Operating Officer	100,000	110,000
Wendy Wee Chief Financial Officer	75,000	30,000
The options granted to our named executive officers have an exercise price per share equal to the closing market price of our common stock on the date of grant, which was $8.75 per share, and vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months. Restricted stock unit awards have an exercise price of $8.75 equal to the closing market price of our common stock on the date of grant, and vest 25% per year over four years.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth certain information with respect to beneficial ownership of our securities as of April 20, 2018 by:

•	persons known by us to be the beneficial owners of more than 5% of our issued and outstanding common stock;

•	each of our named executive officers, directors and director nominees; and

•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined in accordance with SEC rules. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Percentage ownership is based on 28,198,477 shares of our common stock outstanding on April 20, 2018. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options, warrants or other rights held by such person that are currently convertible or exercisable or will become convertible or exercisable within 60 days of April 20, 2018 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise stated, the address of each 5% or greater beneficial holder is c/o Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, California 94010. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name and Address of Beneficial Owner
	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers, Directors and Director Nominees
Richard Chin, M.D(1)	3,358,700	11.47%
Denise Bevers(2)	492,701	1.72%
Wendy Wee(3)	90,634	*
Hang Jun Zhan, Ph.D. (4)	93,647	*
Joseph S. McCracken	-	*
Ernest Mario, Ph.D. (5)	265,000	*
Herbert Montgomery(6)	99,500	*
Raymond Townsend, Pharm.D.(7)	213,470	*
Ervin Veszprémi(8)	252,150	*
All executive officers and directors as a group (nine persons)(9)	4,865,802	15.96%

5% or Greater Stockholders
Ariel Investments LLC(10) 200 E. Randolph Street, Suite 2900 Chicago, Illinois 60601	1,955,552	6.93%
Morgan Stanley(11) Morgan Stanley Capital Services LLC 1585 Broadway New York, NY 10036	2,177,287	7.72%
Park West Asset Management LLC(12) 900 Larkspur Landing Circle, Suite 165 Larkspur, California 94939	5,156,791	18.29%

*	Less than 1%.

(1)
Includes 1,092,629 shares of common stock subject to stock options exercisable within 60 days of April 20, 2018 and 8,000 shares of common stock owned by Dr. Chin’s minor children who share his household. Dr. Chin disclaims beneficial ownership of the shares held by his minor children, except to the extent of his pecuniary interest therein.

(2)
Includes 404,071 shares of common stock issuable upon exercise of stock options within 60 days of April 20, 2018 of which 98,538 are held by SD Scientific, Inc., a corporation in which Ms. Bevers is a co-director and co-stockholder and, as such, is deemed to beneficially own such shares.

(3)	Includes 57,916 shares of common stock subject to stock options exercisable within 60 days of April 20, 2018.

(4)	Includes 64,500 shares of common stock subject to stock options exercisable within 60 days of April 20, 2018.

(5)	Includes 140,833 shares of common stock subject to stock options exercisable within 60 days of April 20, 2018.

(6)	Consists of 99,500 shares of common stock subject to stock options exercisable within 60 days of April 20, 2018.

(7)	Includes 185,542 shares of common stock subject to stock options exercisable within 60 days of April 20, 2018.

(8)	Consists of 252,150 shares of common stock issuable upon exercise of stock options within 60 days of April 20, 2018.

(9)	Includes 2,297,141 shares of common stock subject to stock options exercisable within 60 days of April 20, 2018.

(10)
According to a report on Schedule 13G/A filed with the SEC on February 13, 2018, the aggregate number of shares owned beneficially by Ariel Investments, LLC is 1,955,552, as of December 31, 2017, with shared voting power as to 1,668,888 shares, shared dispositive power as to 1,955,552 shares.

(11)
According to a Schedule 13G/A filed with the SEC on February 12, 2018, Morgan Stanley ("MS") shared voting power of 2,175,595 shares and shared dispositive power of 2,160,465 shares as of December 31, 2017. The 2,177,287 shares reported are owned, directly or indirectly, by MS and its subsidiary, Morgan Stanley Capital Services LLC.

(12)
According to a Schedule 13G/A filed with the SEC on February 14, 2018, Park West Asset Management LLC (“PWAM”) is the investment manager to (a) Park West Investors Master Fund, Limited, a Cayman Islands exempted company (“PWIMF”), and (b) Park West Partners International, Limited, a Cayman Islands exempted company (“PWPI” and, collectively with PWIMF, the “PW Funds”). Peter S. Park is the sole member and manager of PWAM. As of December 31, 2017, PWIMF held 4,576,666 shares of common stock and PWPI held 580,125 shares of common stock of the Company. The 5,156,791 shares of common stock held in the aggregate by the PW Funds may be deemed to be beneficially owned (x) indirectly by PWAM, as the investment adviser to PWIMF and PWPI and (y) by Mr. Park, as the sole member and manager of PWAM.

RELATED PERSON TRANSACTIONS
The following summarizes transactions by us in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation” above.
Transactions with Directors, Director Nominees and Officers
Denise Bevers has been our Chief Operating Officer since shortly after our inception. From August 2012 until June 30, 2013, SD Scientific, Inc., of which Ms. Bevers is the co-founder and a 50% stockholder, served as a consultant to our company. In consideration of consulting services rendered, we granted SD Scientific, Inc. in February 2013 options to purchase 28,525 shares of our common stock at an exercise price of $0.32 per share. In May 2013 and August 2013, respectively, we granted SD Scientific, Inc. additional stock options to purchase 49,613 shares of our common stock at an exercise price of $0.32 per share and 20,400 shares of our common stock at an exercise price $0.90 per share.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in the right of us, arising out of the person’s services as a director or executive officer.
Policies and Procedures for Related Person Transactions
The Audit Committee of our Board of Directors has been delegated responsibility for reviewing and approving transactions between us and our directors, officers or beneficial owners of 5% or more of our voting securities or their respective affiliates. Such related person transactions include, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

PROPOSAL NO. 2 - APPROVAL OF THE KINDRED BIOSCIENCES, INC.
2018 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve the Kindred Biosciences, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) at the Annual Meeting. On April 20, 2018, the 2018 Plan was adopted by our Board of Directors, subject to approval by our stockholders. The 2018 Plan is intended to be the successor to the Kindred Biosciences, Inc. 2016 Equity Incentive Plan (the “2016 Plan”).
Why We Are Asking Our Stockholders to Approve the 2018 Plan
Currently, we maintain the 2016 Plan to grant stock options, restricted stock, restricted stock units and other stock awards in order to provide long-term incentives to our employees, directors and consultants. Our Board of Directors decided to adopt and seek approval of the 2018 Plan as the successor to the 2016 Plan because it wanted to update the plan provisions to conform to current market practices and changes in applicable tax law.
Furthermore, as of April 20, 2018, only 76,344 shares of our common stock remained available for new awards under the 2016 Plan, and we therefore need our stockholders to approve an increase in the number of shares of common stock that are authorized for issuance under our equity incentive plan.
Approval of the 2018 Plan by our stockholders will allow us to continue to grant stock options, restricted stock, restricted stock units and other stock awards at levels determined to be appropriate by our Board of Directors or Compensation Committee. The 2018 Plan will also allow us to continue to use a varied array of equity incentives in order to secure and retain the services of our employees, directors and consultants and to align their interests with the interests of our stockholders.
As described below in Proposal 3, we also maintain a 2014 Employee Stock Purchase Plan (the “ESPP”) that enables employees to purchase our common stock at a 15% discount, although the number of shares of common stock that each employee is permitted to purchase under that plan is limited and that plan alone does not enable us to achieve the goals described above.
Requested Shares
If the 2018 Plan is approved by our stockholders, the aggregate number of shares of common stock available for issuance will be 3,000,000 shares, which represents approximately 9% of the shares of our fully-diluted common stock outstanding as of April 20, 2018. Based on historic grant practices, our Board of Directors estimates that this number of shares should be sufficient to enable us to grant equity awards to our employees, directors and consultants for approximately two more years.
Why You Should Vote to Approve the 2018 Plan
Equity Awards Are an Important Part of Our Compensation Philosophy.
The 2018 Plan is critical to our ongoing effort to build stockholder value through retaining and motivating key employees, directors and consultants. The purpose of the adoption of the 2018 Plan is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees, directors and consultants. We are a biopharmaceutical company focused on saving and improving the lives of pets. Our success in developing marketable products and implementing our current initiatives depends on our ability to attract and retain qualified personnel in areas requiring specific technical, medical or commercial expertise. Like many drug development companies, we actively compete for highly qualified employees. Our equity programs are key components of our strategy to attract and retain those individuals. We continue to believe that equity compensation is a critical component to motivate key employees and directors and effectively aligns their compensation with stockholder interests. Traditionally, stock options have been the primary focus of our equity program. The potential value of stock options is realized only if our share price increases, and so we believe stock options provide a strong incentive for individuals to work to grow our business and build stockholder value, and are most attractive to individuals who share our entrepreneurial spirit.
We Have Experienced a Substantial Increase in the Number of Our Employees Who Are Eligible to Receive Equity Awards.
The 2016 Plan was approved by our stockholders on May 23, 2016. On that date, we had approximately 38 employees. As of April 20, 2018, we had 83 employees and, as we begin to implement the commercialization of our products, we anticipate that we will have at least 102 employees by June 30, 2018.
Because only 76,344 shares of our common stock remained available for new awards under the 2016 Plan as of April 20, 2018, we will be unable to attract, retain and motivate our increased employee base without an increase in the number of shares of common stock that are available for issuance under our equity incentive program.
While we could increase cash compensation if we are unable to grant equity incentives, we believe that equity awards are a more effective executive compensation vehicle than cash at a growth-oriented, entrepreneurial company because they deliver high potential value with a smaller impact on current income and cash flow. Therefore, we are asking our stockholders to approve the 2018 Plan.
We Manage Our Equity Award Use Carefully, and the Dilution that Will Result Under the 2018 Plan is Reasonable.
We continue to believe that equity awards such as stock options are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to a majority of our employees. However, we recognize that equity awards dilute existing stockholders and that, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively managing our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholder value by granting the appropriate number of equity incentive awards necessary to attract and reward employees, directors and consultants. The tables below show our responsible overhang and burn rate percentage.
The 2018 Plan Combines Compensation and Governance Best Practices.
Our Board of Directors believes that the 2018 Plan contains provisions that are designed to protect our stockholders’ interests and to reflect compensation and corporate governance best practices, including:

•
Stockholder approval is required for additional shares. The 2018 Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2018 Plan states that stockholder approval is required to issue any additional shares from the 2018 Plan once we have used all shares available for issuance.

•
No discounted stock options or stock appreciation rights. The 2018 Plan requires all stock options and stock appreciation rights to have an exercise price (or strike price) equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Repricing is not allowed without stockholder approval. The 2018 Plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•
Awards Subject to Clawback. All awards granted under the 2018 Plan are subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange on which our common stock is listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the 2018 Plan’s administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as it determines are necessary or appropriate.

•
Limit on Annual Compensation to Non-Employee Directors. The 2018 Plan provides that the annual compensation payable by us to a non-employee director, including the grant date value of stock awards, cash retainers, committee fees and other compensation, shall not exceed $500,000 in the aggregate. Furthermore, the 2018 Plan provides that a maximum of 100,000 shares of our common stock subject to options and other stock awards may be granted to any non-employee director during any calendar year.

•
Restrictions on Dividends. The 2018 Plan provides that (1) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date that such shares have vested, (2) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including, without limitation, any vesting conditions), and (3) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date, if any, such shares are forfeited to or repurchased by us due to a failure to meet any vesting conditions under the terms of the applicable award agreement.

Stockholder Approval
Following stockholder approval of the 2018 Plan, no new awards will be made under the 2016 Plan. However, the 2016 Plan will continue to govern existing awards made under that plan.
Historical Grant Information
The following tables set forth information about our historical equity compensation practices.
Overhang
The following table provides information regarding outstanding awards under the 2016 Plan and our 2012 Equity Incentive Plan (the “2012 Plan”) as of April 20, 2018. The table also provides information regarding shares of our common stock that, as of April 20, 2018, are available for new awards under the 2016 Plan and that are available for issuance under the ESPP. No new awards may be made under the 2012 Plan.

As of April 20, 2018
Total number of shares of common stock subject to outstanding stock options granted under the 2012 Plan and the 2016 Plan	5,585,154
Weighted-average exercise price of these outstanding stock options	$6.99
Weighted-average remaining term of these outstanding stock options	7.49
Total number of outstanding restricted shares and restricted stock units granted under the 2012 Plan and the 2016 Plan	315,000
Total number of shares of common stock available for new awards under the 2016 Plan	76,344
Total number of shares of common stock available for issuance under the ESPP (calculated prior to the proposed amendment described in Proposal 3)	62,458
Total number of our issued and outstanding shares	28,198,477
Information for Burn Rate Calculation
The following table provides information regarding activity related to the 2016 Plan and our predecessor 2012 Plan for the fiscal period ended April 20, 2018 and for the 2017, 2016 and 2015 fiscal years. The table excludes shares issued under the ESPP.

	January 1, 2018 to April 20, 2018	Fiscal 2017	Fiscal 2016	Fiscal 2015
Shares Subject to Options Granted	1,123,200	1,208,200	847,683	922,083
Options Cancelled	53,074	19,000	356,038	77,187
Restricted Shares Granted	—	250,000	—	—
Restricted Stock Units Granted	315,000	—	—	—
Shares Available for Grant	76,344	1,488,450	2,927,650	726,402
Weighted-Average Common Stock Outstanding	27,990,163	25,083,979	19,873,350	19,772,961
Common Stock Outstanding at End of Period End	28,198,477	28,182,563	19,916,290	19,836,360

Awards Granted in 2017 under the 2016 Plan to Certain Individuals and Groups
Awards under the 2018 Plan are discretionary. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in 2018 or thereafter to executive officers, other employees, directors and consultants under the 2018 Plan.
The following table shows for our 2017 fiscal year, as to the listed individuals and groups, the shares covered by stock options that we granted and the number of restricted shares and restricted stock units that we granted.

Name and Position	Stock Options	Restricted Shares	Restricted Stock Units
Named Executive Officers:
Richard Chin, M.D., President and Chief Executive Officer	175,000	100,000	—
Denise M. Bevers, Chief Operating Officer	100,000	100,000	—
Wendy Wee, Chief Financial Officer	125,000	25,000	—
All current executive officers as a group (4 persons)	525,000	250,000
All current directors who are not executive officers as a group (5 persons)	169,700	—	—
All current employees who are not executive officers as a group (1)	513,500	—	—
(1) As of April 20, 2018, we had 79 employees who were not executive officers.
Equity Compensation Plan Information
The following table provides certain information as of December 31, 2017, our most recent fiscal year end, regarding securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2012 Equity Incentive Plan (terminated)	3,315,200	$6.60	—
2016 Equity Incentive Plan	1,258,425	$6.47	1,488,450
2014 Employee Stock Purchase Plan	—	N/A	62,458
Equity compensation plans not approved by stockholders	—	—	—
Total	4,573,625	$6.57	1,550,908

Summary of the 2018 Plan
A copy of the 2018 Plan is attached as Appendix A to this Proxy Statement, and we urge stockholders to read it in its entirety. The summary of the principal features of the 2018 Plan that is set forth below is not a complete description of the 2018 Plan and is qualified by the full text of the 2018 Plan.
Types of Awards
The 2018 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards. We refer to these stock awards in this Proposal 2 collectively as the stock awards or awards.
Eligibility
Stock awards may be granted under the 2018 Plan to employees (including officers) and consultants of KindredBio or our affiliates, and to members of our Board of Directors. Pursuant to applicable tax law, we may grant incentive stock options only to our employees (including officers) and employees of our subsidiaries. As of April 20, 2018, we had a total of 83 employees and 5 non-employee directors who would be eligible to be granted awards under the 2018 Plan.
Annual Compensation to Non-Employee Directors; Limitation on Annual Stock Awards to Participants

The 2018 Plan provides that the compensation payable by us to a non-employee director for services performed as a non-employee director, including, without limitation, the grant date value (determined under U.S. generally accepted accounting principles) of stock awards, cash retainers, committee fees and other compensation, shall not exceed $500,000 in the aggregate during any calendar year. Furthermore, the 2018 Plan provides that a maximum of 100,000 shares of our common stock subject to options and other stock awards may be granted to any non-employee director during any calendar year. The 2018 Plan also provides that no officer, employee or consultant may be granted stock awards covering more than 500,000 shares of our common stock during any calendar year pursuant to stock options, stock appreciation rights and other stock awards.
Administration
The 2018 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the 2018 Plan to a committee. Our Board of Directors has delegated administration of the 2018 Plan to the Compensation Committee of the Board of Directors, but has retained the authority to concurrently administer the 2018 Plan with the Compensation Committee and may, at any time, re-vest in itself some or all of the powers previously delegated to the Compensation

Committee. Subject to the terms of the 2018 Plan, the Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2018 Plan.
Unless otherwise determined by the Board of Directors, the Compensation Committee shall be comprised of at least two directors, each of whom is (1) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (2) an “independent director” under applicable rules of The NASDAQ Stock Market LLC, including the independence rules of such stock exchange relating to compensation committee members. The Compensation Committee has the authority to delegate its administrative powers under the 2018 Plan to a subcommittee consisting of members of the Compensation Committee. The 2018 Plan also permits delegation to one or more officers of the ability to determine the recipients, number of shares and types of stock awards (to the extent permitted by law) to be granted to employees other than our officers, subject to a maximum limit on the aggregate number of shares subject to stock awards that may be granted by such officers.
Stock Available for Awards
If this Proposal 2 is approved, the total number of shares of our common stock reserved for issuance under the 2018 Plan will consist of 3,000,000 shares (the “Share Reserve”). The closing price of our common stock on April 20, 2018, as reported on The NASDAQ Capital Market, was $9.65 per share.
The shares of common stock subject to stock awards granted under the 2018 Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Share Reserve and be available for issuance under the 2018 Plan. All shares that are withheld to satisfy tax requirements or that are used to pay the exercise or purchase price of a stock award will return to the Share Reserve and be available for issuance under the 2018 Plan.
Appropriate adjustments will be made to the Share Reserve, to the limit on the number of shares that may be issued as incentive stock options, to the exercise price and number of outstanding options, and to the limit on the number of shares that may be awarded to any one person in any calendar year in the event of any change in our common stock without the receipt of consideration by the Company through reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, spin-off, split-off, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, other than the conversion of convertible securities.
Repricing
The 2018 Plan expressly provides that, without the approval of our stockholders, the Compensation Committee may not provide for either the cancellation of underwater stock options or stock appreciation rights outstanding under the 2018 Plan in exchange for the grant of new awards, or the amendment of outstanding stock options or stock appreciation rights to reduce their exercise price.
Dividends and Dividend Equivalents
The 2018 Plan provides that (1) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date that such shares have vested, (2) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including, without limitation, any vesting conditions), and (3) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date, if any, such shares are forfeited to or repurchased by us due to a failure to meet any vesting conditions under the terms of the applicable award agreement.

Terms of Options
A stock option is the right to purchase shares of our common stock at a fixed exercise price during a specified period of time. Stock option grants may be incentive stock options or nonstatutory stock options. Each option is evidenced by a stock option agreement. The Compensation Committee determines the terms of a stock option including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term of the option.
Generally, the exercise price of a stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of grant. Options granted under the 2018 Plan will vest at the rate specified in the option agreement.
The term of an option granted under the 2018 Plan will be determined by the Compensation Committee, but may not exceed ten years. The Compensation Committee will determine the time period, including the time period following a termination of an optionholder’s continuous service relationship with us or any of our affiliates, during which an optionholder has the right to exercise a vested option. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s continuous service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. Unless otherwise provided in the option agreement, if an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of eighteen months in the event of disability and eighteen months in the event of death. The Compensation Committee has discretion to extend the term of any outstanding option and to extend the time period during which a vested option may be exercised following a termination of continuous service. The Compensation Committee also has discretion to accelerate the vesting of an option or a stock appreciation right following a participant’s termination of continuous service or to provide in an award agreement for continued vesting of an option or a stock appreciation right following a termination of continuous service.
Acceptable forms of consideration for the purchase of our common stock issued under the 2018 Plan may include cash, payment pursuant to a “cashless” exercise program developed under Regulation T as promulgated by the Federal Reserve Board, common stock owned by the participant, payment through a net exercise feature, or other approved forms of legal consideration.
Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.
Tax Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are generally treated as nonstatutory stock options. In addition, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2018 Plan is 3,000,000 shares. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	The option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	The term of any incentive stock option award must not exceed five years from the date of grant.

Terms of Restricted Stock Awards
Restricted stock awards are awards of shares of our common stock. Each restricted stock award is evidenced by an award agreement that sets forth the terms and conditions of the award. A restricted stock award may be granted in consideration for cash, the recipient’s services performed, or to be performed, for us or an affiliate of ours or other form of legal consideration. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture in accordance with the vesting schedule determined at the time of grant. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.
Terms of Restricted Stock Unit Awards
A restricted stock unit is a right to receive stock or cash (or a combination of cash and stock) equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. Each restricted stock unit award is evidenced by an agreement that sets forth the terms and conditions of the award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined at grant. When a participant’s continuous service with us or any of our affiliates terminates for any reason, the unvested portion of the restricted stock unit award will be forfeited unless otherwise provided in the restricted stock unit award agreement.
Terms of Stock Appreciation Rights
Stock appreciation rights will be granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The Compensation Committee determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2018 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Compensation Committee.
When a stock appreciation right is exercised, the holder is entitled to an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. We may pay the amount of the appreciation in cash or shares of our common stock or a combination of both.
The Compensation Committee determines the term of stock appreciation rights granted under the 2018 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if a participant’s continuous service with us, or any of our affiliates, ceases for any reason other than disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of eighteen months in the event of disability and eighteen months in the event of death. The Compensation Committee has discretion to extend the term of any outstanding stock appreciation right and to extend the time period during which a vested stock appreciation right may be exercised following a termination of continuous service.
Terms of Performance Awards
The 2018 Plan provides for the grant of performance stock awards and performance cash awards. A performance award may vest or be exercised upon achievement of pre-determined performance goals during a specified period. A performance award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee.

Performance-based stock and cash awards may be made subject to one or more of the following criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholders’ equity; (6) return on assets, investment or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit, operating profit or net operating profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt levels or debt reduction; (24) regulatory body approval for commercialization of a product; (25) implementation, completion or attainment of objectives relating to product research, product studies, product study results, product commercialization, regulatory approval and commercial or strategic milestones; (26) acquisition and development of manufacturing facilities for products; (27) measures of customer satisfaction or retention; (28) success in compliance with applicable laws and regulations and applicable accounting requirements; (29) investor relations activities and success; (30) stockholders’ equity; (31) capital expenditures; (32) measures of workforce diversity or retention; (33) growth of net income or operating income; and (34) any other measures of performance selected by the Board.
The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the Compensation Committee may elect to make appropriate adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of bonuses under our bonus plans; (10) to exclude expenses incurred in the acquisition or disposition of businesses; and (11) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Compensation Committee retains the discretion to reduce, eliminate or increase the amount that is payable upon attainment of the specified performance goals. The performance goals may differ from participant to participant and from award to award.
Terms of Other Stock Awards
The Compensation Committee may grant other forms of stock awards that are valued in whole or in part by reference to the value of KindredBio common stock. Subject to the provisions of the 2018 Plan, the Compensation Committee has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2018 Plan. Such other forms of stock awards may be subject to vesting in accordance with a vesting schedule determined at grant.
Corporate Transactions; Changes in Control
Corporate Transaction. In the event of certain significant corporate transactions, the Compensation Committee has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2018 Plan:

•	Arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•
Arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	Accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	Arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award; and

•
Arrange for the surrender of a stock award in exchange for a payment equal to the excess of (1) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (2) any exercise price payable by such holder in connection with such exercise.

The Compensation Committee need not take the same action for each stock award.
For purposes of the 2018 Plan, a corporate transaction will be deemed to occur in the event of (1) the consummation of a sale of all or substantially all of our consolidated assets, (2) the consummation of a sale of at least 90% of our outstanding securities, (3) the consummation of a merger or consolidation in which we are not the surviving corporation, or (4) the consummation of a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.
Change in Control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the 2018 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant.
Duration, Suspension, Termination and Amendment of the 2018 Plan
The Board of Directors may suspend or terminate the 2018 Plan at any time. Unless sooner terminated by our Board of Directors, the 2018 Plan shall automatically terminate on April 19, 2028, which is the day before the tenth anniversary of the date the 2018 Plan was adopted by the Board of Directors. No awards may be granted under the 2018 Plan while the 2018 Plan is suspended or after it is terminated.
The Board of Directors may amend the 2018 Plan at any time. However, no amendment, suspension or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. Furthermore, without stockholder approval, the Board of Directors does not have the right or authority (1) to increase the aggregate number of shares of common stock (including upon the exercise of incentive stock options) that may be issued under the 2018 Plan, other than in connection with specified capitalization adjustments such as stock splits and stock dividends and the other transactions described above under “Stock Available for Awards,” (2) to amend the provisions in the 2018 Plan relating to a prohibition on the repricing of stock awards, (3) to amend the 2018 Plan in any respect that requires stockholder approval under applicable stock exchange rules, or (4) to amend the 2018 Plan in any respect that requires stockholder approval under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable law.
Tax Withholding
The Compensation Committee may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (1) causing the participant to tender a cash payment, (2) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (3) withholding cash from an award settled in cash or from other amounts payable to the participant, (4) withholding payment from any amounts otherwise payable to the participant, or (5) by other method set forth in the award agreement.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and KindredBio with respect to participation in the 2018 Plan. The summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2018 Plan. The 2018 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the satisfaction of our tax reporting obligations.
Incentive Stock Options
The 2018 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on the exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis (for regular tax purposes, the tax basis is generally the exercise price, and for alternative minimum tax purposes, the tax basis is generally the exercise price plus any spread treated as an item of adjustment for alternative minimum tax purposes) in that share will be long-term capital gain or loss.
If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
We will not be allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be allowed an income tax deduction in an amount equal to the taxable ordinary income realized by the optionholder, subject to the provisions of Section 162(m) of the Code summarized below and provided either that the optionholder includes that amount in income or we timely satisfy our tax reporting requirements with respect to that amount.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to, or greater than, the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. Generally, the optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date. Subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the taxable ordinary income realized by the optionholder.

Restricted Stock
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any monetary amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to keep the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any monetary amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any monetary amount paid by the recipient in exchange for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the monetary amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Units
Generally, no taxable income is recognized upon receipt of a restricted stock unit award. The recipient will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant (or cash in lieu of shares is delivered to the recipient) in an amount equal to the fair market value of the shares on the date of delivery. Subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to an income tax deduction equal to the amount of taxable ordinary income recognized by the recipient.
Stock Appreciation Rights
Generally, stock appreciation rights are subject to similar tax rules as nonstatutory stock options. This means that, generally, no taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received, less any strike price paid for such shares, is recognized as ordinary income to the recipient in the year of such exercise. Subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the amount of taxable ordinary income recognized by the participant.
Section 162(m) of the Code
Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, limits the U.S. federal income tax deductibility of compensation paid by us to any covered employee to $1,000,000 per taxable year. A “covered employee” is any individual who (1) is our principal executive officer or principal financial officer at any time during the taxable year, (2) is one of our executive officers (other than the principal executive officer or principal financial officer) whose compensation is required to be reported in our proxy statement’s summary compensation table by reason of such officer being among our highest compensated officers during the taxable year, or (3) was a covered employee described in clause (1) or (2) in any prior fiscal year beginning after December 31, 2016. Prior to 2018, an exception to the limitation on the deductibility of compensation applied for performance-based compensation. The performance-based compensation exception to the limitation on the deductibility of compensation in excess of $1,000,000 was repealed with respect to any compensation paid in any taxable year commencing on or after December 31, 2017, except that a transition rule provides that the amendments to Section 162(m) of the Code enacted in the Tax Cuts and Jobs Act do apply to any compensation which is provided pursuant to a written binding contract in effect on November 2, 2017 and which was not materially modified at any time after November 2, 2017.

Section 409A of the Code
Some awards under the 2018 Plan may be considered to be deferred compensation subject to special U.S. federal income tax rules under Section 409A of the Code. Failure to satisfy the applicable requirements under these provisions for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. The 2018 Plan is intended to be designed and administered so that awards under the 2018 Plan are exempt from Section 409A of the Code or, alternatively, that any awards under the 2018 Plan that are considered to be deferred compensation will not give rise to any negative tax consequences to the recipient under these provisions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3 - APPROVAL OF AN AMENDMENT TO THE KINDRED BIOSCIENCES, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY 300,000 SHARES
The Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan (the “ESPP”) was adopted by our Board of Directors on October 11, 2014 and was approved by our stockholders on December 1, 2014.
The purpose of the ESPP is to provide our employees with an opportunity to buy shares of our common stock on favorable terms. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
The maximum aggregate number of shares that may be issued under the ESPP is 200,000 shares. On April 20, 2018, our Board of Directors approved an amendment to the ESPP increasing to 500,000 shares the maximum aggregate number of shares that may be issued under the ESPP. This increase of 300,000 shares from the current number of 200,000 authorized shares is subject to stockholder approval and will not become effective unless and until our stockholders approve the amendment at the Annual Meeting.
A copy of the ESPP, including the amendment to Sections 12(a) and 23 of the ESPP approved by our Board of Directors on April 20, 2018, is attached as Appendix B to this Proxy Statement, and we urge stockholders to read it in its entirety. The summary of the principal features of the ESPP that is set forth below is not a complete description of the ESPP and is qualified by the full text of the ESPP.
Reasons for the Amendment to the ESPP; Shares Authorized for Issuance
The ESPP is designed to provide our eligible employees with the opportunity to purchase shares of our common stock on periodic purchase dates through accumulated payroll deductions. The ESPP allows employees to purchase common stock at a discounted price and in a manner that receives favorable tax treatment under Section 423 of the Code.
Our Board of Directors and management believe that maintaining the ESPP is an important element in recruiting, motivating, and retaining our employees. The ESPP is intended to align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock and to help our employees share in our success through the appreciation in the value of their purchased ESPP shares.
As of April 20, 2018, approximately 65 of our employees were eligible to participate in the ESPP and we anticipate that as of June 1, 2018, 73 employees will be eligible to participate. As of April 20, 2018, 25 of our employees participated in the ESPP, which represents approximately 43% of our employees who are eligible to participate in the ESPP. The closing price of our common stock on April 20, 2018, as reported on The NASDAQ Capital Market, was $9.65.
As of April 20, 2018, 137,542 shares of common stock had been issued under the ESPP and only 62,458 shares of common stock remained available for issuance under the ESPP. The number of our employees eligible to participate in the ESPP has increased by approximately 87% since the approval by our stockholders of the ESPP on December 1, 2014. We anticipate that by June 1, 2018, the increase in employee eligibility will be approximately 135% since approval by our stockholders. Because our Board of Directors and management believe that the continued operation of the ESPP is clearly in the best interests of our stockholders, the Board has proposed that our stockholders approve at the Annual Meeting an increase in the number of shares that are authorized for issuance under the ESPP.
To determine the number of additional shares needed to permit the continued successful operation of the ESPP, our Board of Directors and management considered a number of factors, including (1) the number of employees that we estimate will participate in the ESPP over the life of the ESPP, (2) the number of shares that have been issued annually under the ESPP, (3) the structure of the employee stock purchase plans of similar companies, and (4) the number of shares of our common stock currently issued and outstanding and the number of shares of common stock currently authorized for issuance under our certificate of incorporation.

The proposed increase of 300,000 shares in the number of shares of common stock that are authorized for issuance under the ESPP represents approximately 1.064% of our 28,198,477 outstanding shares of common stock as of April 20, 2018. Assuming that our stockholders approve the proposed amendment to the ESPP increasing to 500,000 shares the maximum aggregate number of shares that may be issued under the ESPP, that number of authorized shares will represent approximately 1.77% of our outstanding shares of common stock as of April 20, 2018 and approximately 0.5% of our 100,000,000 total authorized shares of common stock under our certificate of incorporation.
The number of shares of common stock that may be issued under the ESPP is subject to adjustment for stock splits, reverse stock splits, stock dividends, combinations or reclassifications of our common stock, mergers, consolidations, acquisitions of property or stock, spin-offs or other distributions of stock or property, reorganizations, liquidations, or any similar transactions.
Eligibility
Employees of the Company and its subsidiaries designated by our Board of Directors, who have completed at least three months of service, are eligible to participate in the ESPP. However, no employee may participate if his or her participation would result in ownership by the employee of capital stock or options to purchase stock possessing 5% or more of the voting power or the value of our capital stock. Additionally, no employee may be granted a right under the ESPP, which we refer to as an “option,” to purchase more than $25,000 worth of stock in any calendar year based on the fair market value of our stock on the grant date. The maximum number of shares of common stock that may be purchased by a participating employee during an offering period is 2,000 shares, subject to adjustment upon an event described above. Participation in the ESPP is voluntary on the part of employees.
Administration
The ESPP is administered by our Board of Directors or a committee of our Board. The ESPP administrator has the right to determine questions that may arise regarding the interpretation and application of plan provisions and to make, administer, and interpret such rules as it deems necessary or advisable.
Terms of Participation
The ESPP provides for two six-month offering periods each year. Participating employees will be granted on the first day of an offering period the option to purchase common stock on the last day of the offering period. Each participant may request a specific percentage (from 1% to 20%) of his or her compensation to be withheld each payroll period for the offering period. If an employee is a participant in the ESPP on the last day of the offering period, he or she will be deemed to have exercised the option granted to him or her for that period, and we will apply the balance of the employee’s withholding account to the purchase of shares. The purchase price of shares issued pursuant to exercise will be 85% of the lower of our common stock’s fair market value at the beginning of an offering period or on the purchase date.
Payroll deductions will be made on an after-tax basis. A participant may at any time prior to exercise cancel all of his or her option by written notice to us and receive a return of the balance of the participant’s withholding account. Upon termination of employment, a participant’s option will be cancelled automatically, and the balance of his or her withholding account will be returned.
Plan Benefits
Participation in the ESPP is voluntary, and each eligible employee makes his or her own decision whether and to what extent to participate in the ESPP. Therefore, we cannot determine the benefits or the number of shares of common stock that will be received in the future by individual employees or groups of employees under the ESPP.
The following table shows, as to the listed individuals and groups, the number of shares of common stock purchased under the ESPP during our 2017 fiscal year.

Name and Position	Number of Purchased Shares
Named Executive Officers:
Richard Chin, M.D., President and Chief Executive Officer (1)	—
Denise M. Bevers, Chief Operating Officer	—
Wendy Wee, Chief Financial Officer	4,000
All current executive officers as a group (4 persons)	8,000
All current directors who are not executive officers as a group (5 persons) (2)	—
All current employees who are not executive officers as a group (3)	35,361
(1)Dr. Chin is not eligible to participate in the ESPP because he owns more than 5% of our common stock.
(2)Non-employee directors are not eligible to participate in the ESPP.
(3)This amount reflects purchases by 19 employees. As of April 20, 2018, we had 79 employees who were not executive officers.

U.S. Federal Income Tax Consequences Relating to the ESPP
The following is a summary of the principal United States federal income tax consequences to employees and KindredBio with respect to participation in the ESPP. The summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which an employee may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any employee may depend on his or her particular situation, each employee who participates in the ESPP should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of participation in the ESPP. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the satisfaction of our tax reporting obligations.

Neither the grant of options nor the purchase of shares of common stock under the ESPP will result in taxable income to the employee or in a tax deduction for us. An employee who sells or otherwise disposes of the shares of common stock more than two years after the first day of the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (2) an amount equal to 15% of the fair market value of the shares of common stock on the first day of that offering period. Any additional gain or loss recognized by the employee in connection with the sale or disposition will be treated as a long-term capital gain or loss. No deduction will be available to us with respect to these amounts.
An employee who sells or otherwise disposes of the purchased shares before having held them for the one-year and two-year holding periods described in the preceding paragraph will recognize ordinary income in the year of sale or other disposition equal to the excess of the fair market value of the shares on the date of purchase over the purchase price. A corresponding deduction will be available to us. Any additional gain or loss recognized in connection with the sale or other disposition will be treated as a long-term or short-term gain or loss depending on how long the shares have been held from the date of purchase.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2014 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY 300,000 SHARES.

PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KMJ Corbin & Company LLP (“KMJ”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2018. During our fiscal year ended December 31, 2017, KMJ served as our independent registered public accounting firm.
Notwithstanding the appointment of KMJ and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of Kindred Biosciences, Inc. and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KMJ as our independent registered public accounting firm for our fiscal year ending December 31, 2018. Our Audit Committee is submitting the appointment of KMJ to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KMJ are not expected to be present at the Annual Meeting.
If our stockholders do not ratify the appointment of KMJ, our Audit Committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
  The following table sets forth fees billed by KMJ Corbin & Company LLP, our principal accounting firm, for the years ended December 31, 2017 and 2016. All such fees have been approved by our Audit Committee.

	Year Ended December 31,
	2017	2016
Audit Fees	$109,450	$104,069
Audit Related Fees (1)	28,585	12,712
Tax Fees	21,790	10,963
All Other Fees	—	—
	$159,825	$127,744

(1)	Audit-Related Fees for the years ended December 31, 2017 consist of fees billed for assurance and related services in connection with our ATM and follow-on equity financing.
Our Board of Directors established an Audit Committee in December 2013. The Audit Committee’s pre-approval policies and procedures and other protocols are discussed in its written charter which can be found at www.kindredbiosciences.com under the tab “Investors.”

Auditor Independence
In our fiscal year ended December 31, 2017, there were no other professional services provided by KMJ, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of KMJ.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee provides assistance to our Board of Directors in fulfilling its oversight responsibility to the company’s stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and our Board of Directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.
The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.
KMJ currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2017. KMJ does not have and has not had any financial interest, direct or indirect, in our company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors. The Audit Committee also has selected KMJ as our independent registered public accountants for 2018.
The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended December 31, 2017 and has discussed those financial statements with management and KMJ. The Audit Committee has also received from, and discussed with, KMJ various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also discussed with KMJ matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by KMJ to the Audit Committee pursuant to PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence).
Audit and non-audit services to be provided by KMJ are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.
In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.
Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC.
Respectfully submitted,
Audit Committee:
Herbert Montgomery, Chairman
Raymond Townsend
Ervin Veszprémi

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during the fiscal year ended December 31, 2017, all required reports were filed on a timely manner as required Section 16(a) of the Exchange Act.
Fiscal Year 2017 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2017 are included in our Annual Report on Form 10-K, which we have made available to stockholders at the same time as this Proxy Statement. This Proxy Statement and our annual report are posted on our website at http://kindredbio.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Kindred Biosciences, Inc., Attention: Investor Relations, 1555 Bayshore Highway, Suite 200, Burlingame, California 94010.
* * *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS Burlingame, California April 25, 2018

APPENDIX A

KINDRED BIOSCIENCES, INC.
2018 EQUITY INCENTIVE PLAN
Adopted by the Board of Directors on April 20, 2018
To be Approved by the Stockholders on June 22, 2018

1.	GENERAL.
(a)Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.
(b)Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.
(c)Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in the value of the Common Stock through the granting of Awards.
(d)Successor to the 2016 Equity Incentive Plan. The Plan is intended to be the successor to the Company’s 2016 Equity Incentive Plan. From and after the date that the Company’s stockholders approve the Plan, no awards shall be made under the 2016 Equity Incentive Plan. All awards made under the 2016 Equity Incentive Plan shall remain subject to the terms of that plan.
(e)Definitions. Section 13 sets forth the definitions of certain capitalized terms used in the Plan.

2.	ADMINISTRATION.
(a)Administration by the Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)Powers of the Board. The Board shall have the power and authority, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine from time to time: (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Awards shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award;
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration; the Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective;
(iii)To settle all controversies regarding the Plan and Awards granted under it;

(iv)To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest;
(v)To amend, suspend or terminate the Plan at any time; provided that amendment, suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant;
(vi)To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 under the Exchange Act;
(vii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant and (B) such Participant consents in writing; notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code;
(viii)To exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards; and
(ix)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.
(c)Delegation to a Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. If administration of the Plan is delegated to a Committee, references in the Plan to the Board shall, as applicable, refer to the Committee or subcommittee to the extent consistent with the Board’s delegation of Plan administration to the Committee.
(ii)Members of the Committee. Unless otherwise determined by the Board, the Committee shall be comprised of at least two Directors, each of whom shall be an Outside Director. The failure of the Committee to be comprised solely of Outside Directors shall not affect the validity of any action of the Committee (including the grant of any Award) that otherwise complies with the terms of the Plan.
(d)Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine Fair Market Value pursuant to Section 13(v)(iii).
(e)Effect of the Board’s Determinations. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
(f)No Repricing of Stock Awards or Cancellation and Re-Grant of Stock Awards. Except with respect to adjustments that are made in accordance with Section 9, neither the Board nor any Committee shall have the authority to (i) reduce the exercise price of any outstanding Option or SAR or take any other action that would be treated, for accounting purposes, as a “repricing” of any outstanding Stock Award under the Plan or (ii) cancel and re-grant any outstanding Stock Award under the Plan, unless the stockholders of the Company approve such reduction, cancellation, re-grant or other action within twelve months before or after such reduction, cancellation, re-grant or other action.
(g)Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Stock Award (other than an Option or SAR), as determined by the Board and contained in the applicable Stock Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Stock Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Stock Award Agreement (including, without limitation, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Stock Award Agreement.

3.	SHARES SUBJECT TO THE PLAN.
(a)Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards granted under the Plan from and after the Effective Date shall not exceed 3,000,000 shares (the “Share Reserve”), of which up to 3,000,000 shares may be issued pursuant to Incentive Stock Options. To the extent permitted by NASDAQ Listing Rule 5635(c)(3) or other applicable national stock exchange rule, shares of Common Stock may be issued by the Company in connection with a merger or acquisition without reducing the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.
(b)Reversion of Shares to the Share Reserve. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased shall revert to and again become available for issuance under the Plan. Any shares reacquired or withheld by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall also revert to and again become available for issuance under the Plan.

(c)	Annual Compensation to Non-Employee Directors; Limitation on Annual Stock Awards to Participants.
(i)In no event shall the compensation payable by the Company to a Non-Employee Director for services performed as a Non-Employee Director, including, without limitation, the grant date value (determined under U.S. generally accepted accounting principles) of Awards, cash retainers, Committee fees and other compensation, exceed $500,000 in the aggregate during any calendar year, and in no event shall the number of shares of Common Stock subject to Stock Awards (including, without limitation, Options) granted to any Non-Employee Director, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, exceed 100,000 shares during any calendar year.
(ii)Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, a maximum of 500,000 shares of Common Stock subject to Stock Awards (including, without limitation, Options) may be granted to any Participant other than a Non-Employee Director during any calendar year.
(d)Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.
(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin-off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b)Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)Term. The term of each Option and SAR shall be set by the Board in its sole discretion; provided, however, that the term shall not be more than ten years from the date the Option or SAR is granted or five years from the date an Incentive Stock Option is granted to a Ten Percent Stockholder. The Board shall determine the time period, including the time period following any termination of a Participant's Continuous Service, during which the Participant has the right to exercise a vested Option or SAR, which time period may not extend beyond the expiration date of the Option or SAR term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Board may extend the term of any outstanding Option or SAR, and may extend the time period during which a vested Option or SAR may be exercised, in connection with any termination of the Participant's Continuous Service, and may amend any other term or condition of such Option or SAR relating to such a termination of Continuous Service, provided, however, that such term or time period shall not be extended beyond the date described in the first sentence of this paragraph.
(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be issued with an exercise price (or strike price) lower than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is issued pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:
(i)By cash, check, bank draft or money order payable to the Company;
(ii)Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)If the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; and
(v)In any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR and with respect to which the Participant is exercising the SAR on such date over (ii) the strike price that will be determined by the Board at the time of grant of the SAR. The appreciation distribution in respect to a SAR may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such SAR.
(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i)Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.
(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or except as otherwise extended by the Board, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate except as otherwise determined by the Board. Notwithstanding any provision in the Plan to the contrary, the Board may, in its discretion and subject to whatever terms and conditions it elects, accelerate the vesting of an Option or SAR following a termination of Continuous Service or provide in the Award Agreement for continued vesting of an Option or SAR following a termination of Continuous Service.
(h)Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement or as otherwise determined by the Board. In addition, unless otherwise provided in a Participant’s Award Agreement or as otherwise determined by the Board, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)Disability of a Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or except as otherwise extended by the Board, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date eighteen months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement) or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate except as otherwise determined by the Board.
(j)Death of a Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or except as otherwise extended by the Board, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen months following the date of death (or such longer or shorter period specified in the Award Agreement) or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate except as otherwise determined by the Board.
(k)Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or except as otherwise extended by the Board, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the Participant’s Continuous Service terminated, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a)Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or

(C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of a Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)Termination of a Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)Performance Awards.
(i)Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii)Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(iii)Discretion. The Board shall have the right to reduce, eliminate or increase the amount that is payable under a Performance Stock Award or Performance Cash Award by taking into account additional factors that the Board may deem relevant, including the assessment of individual or corporate performance for the Performance Period.
(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.
(a)Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.
(b)Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.
(c)No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.
(a)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
(b)Corporate Action Constituting the Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.
(c)Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.
(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreements.
(f)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then-currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(g)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(h)Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.
(i)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants shall be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, a Participant may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(j)Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall be deemed to incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code.
(k)Clawback Provisions. All Awards granted under the Plan shall be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy shall be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under the Plan or any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN THE COMMON STOCK; OTHER CORPORATE EVENTS.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(c)(ii), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.
(b)Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:
(i)Arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);
(ii)Arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)Accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;
(iv)Arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award; and
(v)Make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction over (B) any exercise price payable by such holder in connection with such exercise.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.
(d)Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

10.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.
(a)Amendment of the Plan. The Board has the power and authority to amend any provision of the Plan at any time; provided, however, that without the approval of the Company’s stockholders given within twelve months before or after any such Plan amendment, the Board shall not have the right or authority (i) to increase the aggregate number of shares of Common Stock (including upon the exercise of Incentive Stock Options) that may be issued under the Plan pursuant to Section 3(a), provided that an increase that is made pursuant to Section 9(a) in connection with a Capitalization Adjustment shall not require stockholder approval and may be made by the Board, (ii) to amend Section 2(f) relating to the repricing, cancellation and re-grant of Stock Awards, (iii) to amend the Plan in any respect that requires stockholder approval under the rules of The NASDAQ Stock Market LLC (or under the rules of any other national securities exchange on which the Common Stock may subsequently be traded), or (iv) to amend the Plan in any respect that requires stockholder approval under the Code or any other applicable law.
(b)Termination or Suspension of the Plan. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth anniversary of the date that the Plan was adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(c)No Impairment of Rights. Unless otherwise provided in the applicable Award Agreement, the amendment, suspension or termination of the Plan shall not impair rights and obligations under any Award that is granted prior to such amendment, suspension or termination, except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF THE PLAN.
The Plan shall become effective on the Effective Date. The Plan shall be submitted for the approval of the Company’s stockholders at the 2018 annual meeting of stockholders. Awards may be granted prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest, the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant to such Awards prior to the date that the Plan is approved by the Company’s stockholders. If such stockholder approval is not obtained at the 2018 annual meeting of stockholders, all Awards previously granted under the Plan shall be cancelled and become null and void.

12.	CHOICE OF LAW.
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS.
As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)“Award” means a Stock Award or a Performance Cash Award.
(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, spin-off, split-off, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.
(f)“Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s commission of an act of fraud, embezzlement or dishonesty that has a material adverse impact on the Company or an Affiliate; (ii) the Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony; (iii) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or an Affiliate that has a material adverse impact on such entity; or (iv) the Participant’s intentional misconduct that has a material adverse impact on the Company or an Affiliate. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(g)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)Any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities other than by virtue of a merger, consolidation or similar transaction; notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this clause) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then-outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)Individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (i) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (ii) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(h)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(i)“Committee” means a committee of two or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(j)“Common Stock” means the common stock of the Company.
(k)“Company” means Kindred Biosciences, Inc., a Delaware corporation.
(l)“Consultant” means any individual, including an advisor, who is engaged by the Company or an Affiliate to render bona fide consulting or advisory services to the Company or an Affiliate, provided that such services are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and that such services do not directly or indirectly promote or maintain a market for the Company’s securities. Service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
(m)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)The consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)The consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;
(iii)The consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)The consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
Notwithstanding the foregoing or any other provision of the Plan, the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
(o)“Director” means a member of the Board.
(p)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(q)“Effective Date” means the effective date of the Plan, which is the date set forth on the first page of the Plan on which the Board approved and adopted the Plan; provided, however, that the Plan is subject to approval by the Company’s stockholders at the 2018 annual meeting of stockholders.
(r)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
(s)“Entity” means a corporation, partnership, limited liability company or other entity.
(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(u)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities.
(v)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable;
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; and
(iii)In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(w)“Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(x)“Non-Employee Director” means a Director who not an Employee.
(y)“Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(z)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(aa)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ab)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(ac)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ad)“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(ae)“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(af)“Outside Director” means a Director who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” under applicable rules of The NASDAQ Stock Market LLC (or under the rules of any other national securities exchange on which the Common Stock may subsequently be traded), including the independence rules of such stock exchange relating to compensation committee members.
(ag)“Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity owns, owned, is the owner of or has acquired ownership of securities, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise and has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ah)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ai)“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section (6)(c)(ii).
(aj)“Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholders’ equity; (vi) return on assets, investment or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit, operating profit or net operating profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt levels or debt reduction; (xxiv) regulatory body approval for commercialization of a product; (xxv) implementation, completion or attainment of objectives relating to product research, product studies, product study results, product commercialization, regulatory approval and commercial or strategic milestones; (xxvi) acquisition and development of manufacturing facilities for products; (xxvii) measures of customer satisfaction or retention; (xxviii) success in compliance with applicable laws and regulations and applicable accounting requirements; (xxix) investor relations activities and success; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) measures of workforce diversity or retention; (xxxiii) growth of net income or operating income; and (xxxiv) any other measures of performance selected by the Board.
(ak)“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board may, in its sole discretion, make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and/or the award of bonuses under the Company’s bonus plans; (10) to exclude expenses incurred in the acquisition or disposition of businesses; and (11) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the sole discretion to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.
(al)“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(am)“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(an)“Plan” means this Kindred Biosciences, Inc. 2018 Equity Incentive Plan, as it may be amended from time to time.
(ao)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(ap)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(aq)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(ar)“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
(as)“Securities Act” means the Securities Act of 1933, as amended.
(at)“Share Reserve” has the meaning set forth in Section 3(a).
(au)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(av)“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
(aw)“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(ax)“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ay)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(az)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

APPENDIX B

KINDRED BIOSCIENCES, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN
Adopted by the Board of Directors on October 11, 2014
Approved by the Stockholders on December 1, 2014
(Amendment to Section 12(a) and Section 23 approved by the Board of Directors on April 20, 2018 and to be approved by the Stockholders on June 22, 2018)

The following constitute the provisions of the 2014 Employee Stock Purchase Plan of Kindred Biosciences, Inc., or the Company, effective as of the Effective Date (as defined below).
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
2.Definitions.
(a)“Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time.
(b)“Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.
(c)“Board” means the Board of Directors of the Company.
(d)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
(e)“Common Stock” means the Common Stock of the Company.
(f)“Company” means Kindred Biosciences, Inc., a Delaware corporation.
(g)“Compensation” means the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.
(h)“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.
(i)“Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.
(j)“Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.
(k)“Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Administrator shall only have the discretion to designate Parents or Subsidiaries if the issuance of options to such Parent’s or Subsidiary’s Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.
(l)“Employee” means any person, including an Officer, who has completed at least three (3) months of service and is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works less than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee under Section 414(q) of the Code or is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is also an officer or otherwise subject to the disclosure requirements of Section 16(a) of the Exchange Act), or (5) is a citizen or resident of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering Period to violate Section 423 of the Code, provided the exclusion of Employees in such categories is not prohibited under Applicable Laws.
(m)“Effective Date” means the effective date of the Plan described in Section 22.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock of the type described in (1) and (2), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(p)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, all Employees will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.
(q)“Offering Date” means the first Trading Day of each Offering Period of the Plan.
(r)“Offering Period” means a period of approximately six (6) months commencing on June 1 and December 1 of each year, except as otherwise as set forth in Section 4(a).
(s)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(t)“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(u)“Participant” means an Employee of the Company or Designated Parent or Subsidiary who has completed a subscription agreement as set forth in Section 5(a) and is thereby enrolled in the Plan.
(v)“Plan” means this Employee Stock Purchase Plan.
(w)“Purchase Date” means the last day of each Purchase Period of the Plan.
(x)“Purchase Period” means the period during an Offering Period in which Shares may be purchased on a Participant’s behalf in accordance with the terms of the Plan.
(y)“Purchase Price” means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value of a Share on the Offering Date or on the Purchase Date, whichever is lower.
(z)“Share” means a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.
(aa)“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ab)“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
3.Eligibility.
(a)Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code. No individual who is not an Employee shall be eligible to participate in the Plan.
(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.
4.Offerings, Offering Periods and Purchase Periods.
(a)Offering Periods. Beginning on the Effective Date, the Plan shall be implemented by consecutive Offering Periods of approximately six (6) months duration, with new Offering Periods commencing on or about June 1 and December 1 of each year (or at such other time or times as may be determined by the Administrator) and ending on the following November 30 and May 31, respectively. The Plan shall continue until terminated in accordance with Section 19 hereof. The Administrator shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.
(b)Offerings. Each option will be granted under the same Offering unless the Administrator otherwise designates separate Offerings for the Employees of one or more Designated Parents or Subsidiaries, in which case, each Participant’s option will be granted under the Offering designated for the Employees of the Designated Parent or Subsidiary that employs the Participant.
5.Participation.
(a)An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (which may be similar to the form attached hereto as Exhibit A) and filing it with the designated payroll office of the Company (or by following an electronic or other procedure prescribed by the Administrator) within the time period specified by the Administrator for all eligible Employees with respect to the Offering Period in which such participation will commence. The subscription agreement shall set forth the percentage of the Participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.
(b)Payroll deductions shall commence on the first full payroll paid following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the Participant as provided in Section 10.
6.Method of Payment of Contributions.
(a)At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such greater percentage as the Administrator may establish from time to time before an Offering Date) of such Participant’s Compensation on each payday during an Offering Period. All payroll deductions made by a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.
(b)A Participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during an Offering Period may increase and on one occasion only during an Offering Period may decrease the rate of his or her Contributions with respect to the Offering Period, by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate (or by following an electronic or other procedure prescribed by the Administrator). If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). Any change in rate of Contributions pursuant to the preceding sentence shall be effective as of the beginning of the next calendar month following the date of filing of the new written or electronic instructions, provided the agreement indicating such change is filed at least ten (10) business days prior to such date and, if not, then as of the beginning of the next succeeding calendar month (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
(c)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a Participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period. Payroll deductions shall re-commence at the rate in effect immediately prior to such reduction pursuant to the Participant’s last written or electronic instructions at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10. In addition, a Participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period in order to avoid unnecessary payroll contributions as a result of the application of the maximum share limit set forth in Section 7, in which case payroll deductions shall re-commence at the rate provided in such Participant’s subscription agreement at the beginning of the next Offering Period, unless terminated by the Participant as provided in Section 10.
7.Grant of Option. On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase (at the applicable Purchase Price) on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be 2,000 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offering Period with respect to which such option was granted. Notwithstanding the foregoing, Shares subject to the option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6 of the Plan. In addition, to the extent an option is not exercised on each Purchase Date, the option shall lapse and thereafter cease to be exercisable.
8.Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions that remain in his or her account as of the Purchase Date. No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 below. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.
9.Delivery. As soon as reasonably practicable after each Purchase Date of each Offering Period, the Company shall arrange for the delivery to each Participant, as appropriate, of the Shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares.
10.Voluntary Withdrawal; Termination of Employment.
(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the Participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

(b)Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.
(c)In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.
(d)A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.
11.Interest. No interest shall accrue on the Contributions of a Participant in the Plan.
12.Stock.
(a)Subject to adjustment as provided in Section 18, the maximum number of Shares which shall be made available for sale under the Plan on Purchase Dates occurring on or after the Effective Date shall be 500,000 (Five Hundred Thousand) Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Shares on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Shares on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.
(b)The Participant shall have no interest or voting right in Shares covered by his or her option until such Shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such purchase.
(c)Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
13.Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.

14.Designation of Beneficiary.
(a)A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.
15.Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.
16.Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. All Contributions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
17.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
18.Adjustments Upon Changes in Capitalization; Corporate Transactions.
(a)Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of Shares which may be purchased by a Participant in a Purchase Period, the number of Shares set forth in Section 12(a) above, and the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company), (ii) any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
(b)Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Administrator. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that either:
(i)the Participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10; or
(ii)the Company shall pay to the Participant on the New Purchase Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the difference in the Fair Market Value of the shares subject to the option and the Purchase Price due had the Participant’s option been exercised automatically under Subsection (b)(i) above.
For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.
19.Amendment or Termination.
(a)The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Administrator on a Purchase Date or by the Administrator’s setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Administrator determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the Effective Date in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b)Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offering Periods, change the length of Purchase Periods within any Offering Period, determine the length of any future Offering Period, determine whether future Offering Periods shall be consecutive or overlapping, designated separate Offerings for the Employees of one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.
20.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
In addition, no options shall be exercised or Shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.
22.Term of Plan; Effective Date. The Plan became effective on October 11, 2014, which is the date as of which the Board adopted the Plan. It shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 19.
23.Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted or, in the case of an increase in the number of shares available for issuance pursuant to Section 12 (a), within twelve (12) months before or after the date that the Board adopts such share increase (with respect to the increased shares). Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.
24.No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.
25.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26.Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.
27.Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

KINDRED BIOSCIENCES, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
EXHIBIT A
New Election _______
Change of Election _______
1.I, __________, hereby elect to participate in the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan (the “Plan”) for the Offering Period __________, __________ to __________, __________, and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.
2.I elect to have Contributions in the amount of ___ % of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 20% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).
3.I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.
4.I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can increase or decrease the rate of my Contributions during an Offering Period by completing and filing with the Company a new Subscription Agreement with such increase or decrease taking effect as of the beginning of the next following calendar month, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.
5.I have received a copy of the Company’s most recent description of the Plan and a copy of the complete “Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan.” I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
6.Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

7.In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME: (Please print)
(First) (Middle) (Last)

(Relationship)	(Address)

Social Security #:

Percentage Benefit:

NAME: (Please print)
(First) (Middle) (Last)

(Relationship)	(Address)

Social Security #:

Percentage Benefit:

8.I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.
I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company shall be entitled, to the extent required by applicable law, to withhold from my Compensation any amount necessary to comply with applicable tax withholding requirements with respect to the purchase or sale of shares under the Plan.
9.If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.
I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.
10.I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

NAME (print):

SIGNATURE:

SOCIAL SECURITY #:

DATE:

SPOUSE’S SIGNATURE (necessary if beneficiary is not spouse):

(Signature)

(Print name)

KINDRED BIOSCIENCES, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
I, _____________, hereby elect to withdraw my participation in the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan (the “Plan”) for the Offering Period that began on ___________, __________. This withdrawal covers all Contributions credited to my account and is effective on the date designated below.
I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.
The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:
Signature of Employee

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E47116-P06441

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**KINDRED BIOSCIENCES, INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

1. Election of Directors

| **Nominees:** | **For** | **Withhold** |
|---|---|---|
| 1a. Raymond Townsend, Pharm.D. | ☐ | ☐ |
| 1b. Ervin Veszprémi | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

| | **Yes** | **No** |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

P 1

E47117-P06441

# KINDRED BIOSCIENCES, INC.
## Annual Meeting of Stockholders
## June 22, 2018 at 8:00 AM PDT
## This proxy is solicited by the Board of Directors.

The undersigned stockholder(s) of Kindred Biosciences, Inc. hereby appoint(s) Richard Chin, M.D. and Denise M. Bevers, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of KINDRED BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM PDT on June 22, 2018, at the office of Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 100, Burlingame, California 94010 and any adjournment or postponement of the annual meeting. Such proxies are authorized to vote in their discretion (1) for the election of any person to the Board of Directors if a nominee named herein becomes unable to serve or for good cause will not serve and (2) on such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

**This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**